EX 99.1

                    FIRST AMENDED, RESTATED AND CONSOLIDATED
                           LOAN AND SECURITY AGREEMENT


                                  by and among

                             BIG DOG HOLDINGS, INC.,

                                   as Parent,

                                BIG DOG USA, INC.

                                       and

                              THE WALKING COMPANY,

                                  as Borrowers,


                    THE LENDERS THAT ARE SIGNATORIES HERETO,

                                 as the Lenders,

                                       and

                       WELLS FARGO RETAIL FINANCE II, LLC,

                    as the Arranger and Administrative Agent


                            Dated as of July 7, 2005


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                           LOAN AND SECURITY AGREEMENT


                  THIS FIRST AMENDED, RESTATED AND CONSOLIDATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of July , 2005, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO RETAIL FINANCE II, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, BIG DOG HOLDINGS, INC., a Delaware corporation ("Parent"), BIG DOG USA, INC., a California corporation ("Big Dog"), and The Walking Company, a Delaware corporation ("TWC" and Big Dog are referred to hereinafter individually and collectively, jointly and severally, as the "Borrower" or "Borrowers").

                  The parties agree as follows:

                                 R E C I T A L S

         Agent, the Lender, Big Dog, Parent and CSI Acquisition Corporation, a California corporation are parties to a Loan and Security Agreement dated as of October 23, 2001 (as amended, the "Big Dog Agreement"). Agent, Lender and the TWC f/k/a TWC Acquisition Corp., are parties to another Loan Agreement dated as of March 3, 2004 (as amended, the "TWC Agreement" and together with the Big Dog Agreement, the "Existing Loan Agreement"). TWC and Big Dog are each wholly owned subsidiaries of Parent. TWC and Big Dog have requested that Agent and Lender agree to amend, restate and consolidate the Big Dog Loan Agreement and the TWC Loan Agreement into one agreement and Lenders and Agent are willing to do so upon the terms and conditions set forth herein. In so doing, none of the Borrowers, Agent or Lenders intend that any of the outstanding loans from Lenders to either of the Borrowers under either of the Existing Loan Agreements ("Existing Loans"), be considered to have been repaid or otherwise satisfied or that any of the letters of credit issued for the account of either Borrower which are outstanding as of the date hereof ("Existing L/Cs") be deemed terminated. Rather, all of the Existing Loans and Existing L/Cs shall remain outstanding and be deemed to constitute Advances or Letters of Credit (as both are defined herein) made or issued hereunder and all Collateral which had secured TWC's Obligations (as defined in the TWC Agreement) and Big Dog's Obligations (as defined in the Big Dog Agreement) shall continue to secure the Obligations of both Borrowers to the Agents and Lenders hereunder.

1.       DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "Accounts" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Account Reserves" means such reserves as Agent determines from time to time in its Permitted Discretion as being appropriate to reflect impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Account Reserves may include (but are not limited to) reserves based upon the following: (a) any Account or part thereof which is past due, delinquent or otherwise at risk of non-payment, (b) any Account or portion thereof which is subject to counterclaim, defense, or dispute, (c) any Account or portion thereof which is subject to setoff or chargeback, (d) any facts, events or circumstances which impair the validity, enforceability or collectibility of such Account or reduce the amount payable or delay payment thereunder, (e) any material adverse change in the financial condition of the Credit Card Processor or Agent no longer deems the Credit Card Processor as credit worthy, (f) any event of default under any Credit Card Agreement which event of default gives the Credit Card Processor the right to setoff against amounts otherwise payable to a Borrower or the right to establish reserves or establish or demand collateral (g) the Landlord's Reserve, (h) a Reserve for Customer Credit Liabilities, (i) a Reserve for taxes and other governmental charges including, ad valorem, personal property and other taxes which in each case have priority over the Agent's Lien in the Collateral, in each case unless the subject of a Permitted Protest.

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Borrower or its Subsidiaries.

                  "Acquisition" means any purchase or other acquisition by either Borrower, Parent or a Subsidiary of Parent of the Stock or substantially all of the assets of any other Person.

                  "Additional Documents" has the meaning set forth in Section
4.4.

                  "Advances" means advances under the Revolver made to the Borrowers, pursuant to the provisions of Section 2.1(a)(ii) hereof.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

                  "Agent" means WFRF, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

                  "Agent's Account" means an account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrowers and the Lender Group to the contrary, Agent's Account shall be that certain deposit account listed on Schedule A-1.

                  "Agent Advances" has the meaning set forth in Section
2.3(e)(i).

                  "Agent Contractor Agreement" means a tri-party agreement between Agent, Borrower and a Material Contractor under which such Material Contractor acknowledges Agent's Liens on Inventory which comes into the possession of the Material Contractor for embellishment and the Agent's rights hereunder, in form and substance reasonably satisfactory to Agent.

                  "Agent's Liens" means the Liens granted by Borrowers to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

                  "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

                  "Aggregate Availability" as defined in Section 2.1(a)(ii) hereof.

                  "Aggregate Borrowing Base" as of any date of determination shall mean the result of:

                  (a) the Big Dog Borrowing Base, plus,

                  (b) the TWC Borrowing Base, minus

                  (c) the sum of (i) the Bank Product Reserve, (ii) Contractor Reserve, (iii) all Account Reserves then in effect, (iv) all Inventory Reserves then in effect, (iv) the Distribution Center Inventory Reserve, (v) the Minimum Excess Availability Reserve, and (vi) the aggregate amount of any other Reserves established by Agent under Section 2.1(a)(iii) hereof and, in each case, only to the extent such Reserve is not subtracted in the calculation of either the Big Dog Borrowing Base or TWC Borrowing Base.

                  The amount of Eligible Receivables owed to both Borrowers included in the Aggregate Borrowing Base shall not exceed the Eligible Receivable Sublimit.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Amended and Restated Guaranty Agreement" means the Amended and Restated Guaranty of Parent being executed in conjunction with this Agreement, which shall amend the Guaranty.

                  "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to October 23, 2007, 0.50% times the Maximum Loan Amount, (b) during the period of time from and including the date that is the first anniversary of the Closing Date of this Agreement up to October 23, 2008, 0.25% times the Maximum Loan Amount, and (c) during the period of time from and including October 23, 2008 up to the Maturity Date, zero (0).

                  "Assignee" has the meaning set forth in Section 14.1.

                  "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

                  "Authorized Person" means any officer or other employee of Lead Borrower.

                   "Average Excess Availability" means the average daily Excess Availability for the monthly period ending the last day of each month.

                  "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Borrowers or its Subsidiaries in connection with any of the Bank Products.

                  "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrowers or their Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrowers are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrowers or their Subsidiaries pursuant to the Bank Product Agreements.

                  "Bank Products" means any one or more of the following types of services or facilities extended to Borrowers or their Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo: (a) credit cards, (ii) debit cards, (iii) purchase cards, (iv) ACH Transactions, (v) cash management, including controlled disbursement, accounts or services, and (vi) Hedge Agreements.

                  "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

                  "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                  "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by the applicable Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                  "Base Rate Advance" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Margin" means 0 basis points.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Bianca" means Bianca of Nevada, Inc., a Nevada corporation.

                  "Bianca Acquisition" means the Acquisition by TWC of substantially all of the assets of the "Footworks business" of Bianca pursuant to the terms and conditions of the Bianca Acquisition Agreement.

                  "Bianca Acquisition Agreement" means that certain Acquisition Agreement by and between TWC and Bianca concerning the Bianca Acquisition dated as of May, 2005.
                  "Bianca Assets" means all Inventory, Accounts and other assets of every kind, nature and description acquired by TWC pursuant to the Bianca Acquisition.

                  "Bianca L/C" means an L/C in the stated amount of Two Million Dollars ($2,000,000), which Agent shall cause to be issued for TWC's account for the benefit of Bianca pursuant to the Bianca Acquisition Documents, provided, however, that only 50% of the stated amount of the Bianca L/C shall be included in the calculation of TWC Letter of Credit Usage and Letter of Credit Usage so long as no Default or Event of Default then exists and is continuing and the Borrowers maintain Excess Availability of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) at all times that the Bianca L/C is outstanding except that, upon at least five (5) Business Days prior written notice to the Agent, the Borrowers shall be permitted to maintain Excess Availability of only at least Six Million Dollars ($6,000,000) for no more than two (2) periods of thirty (30) consecutive days in any period of twelve (12) consecutive months.

                  "Big Dog" has the meaning set forth in the preamble to this Agreement.

                   "Big Dog Agreement" as defined in the Preamble.

                  "Big Dog Borrowing Base", as of any date of determination, shall mean the result of:

                                           (a) the sum of:

                                   (i)      85% times Big Dog's then extant Net
                                            Liquidation Percentage times the
                                            value (at Cost) of Big Dog's
                                            Eligible Inventory, plus

                                   (ii)     85% times Big Dog's Eligible
                                            Wholesale Accounts Receivables up to
                                            an aggregate amount of $1,500,000,

                                            Plus

                                   (iii) 85% times Big Dog's Eligible Credit
                                         Card Receivables.

                                   (iv) Minus, any Inventory Reserves associated
                                        with Big Dog's Eligible Inventory.

                   "Big Dog Eligible Credit Card Receivables" means all Eligible Credit Card Receivables due to Big Dog.

                  "Big Dog Eligible Inventory" means all Eligible Inventory owed by Big Dog.

                  "Big Dog Eligible Wholesale Accounts" means those Wholesale Accounts due to Big Dog that are not excluded as ineligible by virtue of one or more of the criteria set forth below, which criteria may be fixed and revised by Agent in its Permitted Discretion from time to time after the Closing Date of this Agreement. In determining the amount to be included, Eligible Wholesale Accounts shall be calculated net of customer deposits and unapplied cash remitted to Big Dog. Eligible Wholesale Accounts shall not include the following:

                           (a)      Wholesale  Accounts  that the Account Debtor
has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

                           (b)      Wholesale  Accounts  owed  by an  Account
Debtor (or its Affiliates) where 25% or more of all Wholesale Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause
(a) above,

                           (c) Wholesale Accounts with respect to which the
Account Debtor is an employee, Affiliate, or agent of any Borrower,

                           (d) Wholesale Accounts arising in a transaction
wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                           (e) Wholesale Accounts that are not payable in
Dollars,

                           (f) Wholesale Accounts with respect to which the
Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Wholesale Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Wholesale Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

                           (g) Wholesale Accounts with respect to which the
Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Wholesale Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss. 3727), or
(ii) any state of the United States (exclusive, however, of (y) Wholesale Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Agent's satisfaction),

                           (h) Wholesale Accounts with respect to which the
Wholesale Account Debtor is a creditor of Big Dog, has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Wholesale Account, to the extent of such claim, right of setoff, or dispute,

                           (i) Wholesale Accounts with respect to an Account
Debtor whose total obligations owing to Big Dog exceed 15% (such percentage as applied to a particular Account Debtor being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Wholesale Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

                           (j) Wholesale Accounts with respect to which the
Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
                           (k) Wholesale Accounts with respect to which the
Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Big Dog has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

                           (l) Wholesale Accounts, the collection of which,
Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                           (m) Wholesale Accounts that are not subject to a
valid and perfected first priority Agent's Lien,

                           (n) Wholesale Accounts with respect to which (i) the
goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Wholesale Account have not been performed and billed to the Account Debtor,

                           (o) Wholesale Accounts that represent the right to
receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services; or

                           (p) Wholesale Accounts that Agent in its Permitted
Discretion or otherwise determines to be ineligible,

                  provided, however, Eligible Wholesale Accounts shall be deemed to be Zero (0) Dollars if the aggregate amount of Wholesale Accounts without regard to eligibility is less than two hundred fifty thousand dollars ($250,000)..

                  "Big Dog Letter of Credit Usage" means, as of any date of determination thereof, the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of Big Dog plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit issued for the account of Big Dog.

                   "Big Dog Loan Account" means the Loan Account respecting Big Dog maintained on the books of Agent pursuant to Section 2.10.

                  "Big Dog Loan Documents" means the Big Dog Agreement and all documents and instruments executed in conjunction therewith and all amendments, supplements, restatements and modifications thereof.

                   "Books" means each Borrower's and its Subsidiaries now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of each Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

                  "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

                  "Borrowers' Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a) Accounts,

                           (b) Books,

                           (c) Deposit Accounts,

                           (d) Equipment,

                           (e) General Intangibles,

                           (f) Inventory,

                           (g) Investment Property,

                           (h) Negotiable Collateral,

                           (i) Goods,

                           (j) Commercial Tort Claims,

                           (k) money or other assets of each such Borrower that
                  now or hereafter come into the possession, custody, or control of any member of the Lender Group,

                           (l) the proceeds and products, whether tangible or
                  intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Negotiable Collateral, real property, fixtures, leases and leasehold interests, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, and

                           (m) liens, guaranties, rights, remedies, and
                  privileges pertaining to any of the foregoing, including the right of stoppage in transit.

                  "Borrowers' Designated Account" means these certain accounts designated as such on Schedule B-1.

                  "Borrowers' Designated Account Bank" means Wells Fargo Bank, whose office located at 1036 Anacapa Street, Santa Barbara, CA 93101, and whose ABA number is 121-000248.

                  "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case to the Borrowers.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

                  "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among each Borrower, Agent, and one of the Cash Management Banks.

                  "Change of Control" means (a) any Person, other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) Parent ceases to directly own and control 100% of the outstanding capital Stock of Big Dog and TWC and any other Subsidiary of Parent extant as of the Closing Date other than TWC in respect to which Parent shall own and control at least 75% of the outstanding capital stock.

                  "Closing Date" means the effective date of this Agreement.

                  "Closing Date Business Plan" means the set of Projections, stated separately for each Borrower and on a consolidated basis for both Borrowers for the following periods after the Closing Date (on a fiscal year and month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

                  "Code" means the Massachusetts Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means any and all assets and rights and interests in or to property pledged from time to time as security for the Obligations pursuant to this Loan Agreement or any other pledge or security agreement that constitutes a Loan Document.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, contractor letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, contractor, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

                  "Commercial Tort Claims" shall have the same definition as in the Code.

                  "Commitment" means, with respect to each Lender, its Commitment and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

                  "Contractor Reserve" shall mean a reserve equal to the greater of (i) $0.75 times the number of units of Inventory in the possession of contractors or (ii) in the amount of $50,000 or such higher amount as Agent in its Permitted Discretion shall determine to be the amount of claims owed by Borrowers to contractors in respect of Eligible Landed Inventory.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by the applicable Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

                  "Copyright" shall have the meaning ascribed to such term in the United States Copyright Act of 1976, as amended, and includes unregistered copyrights.

                  "Copyright Security Agreement" means a copyright security agreement executed and delivered by Parent and the Borrowers, as applicable, and Agent, the form and substance of which is satisfactory to Agent.

                  "Cost" means the lower of

                          (a) the calculated cost of purchases, based upon a Borrower's accounting practices, on a first-in, first-out (FIFO) basis, in accordance with GAAP, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from invoices received by a Borrower; such Borrower's purchase journal; or such Borrower's stock ledger; and

                          (b) the cost equivalent of the lowest ticketed price at which the subject Inventory is offered to the public, after all ticketed mark-downs (whether or not such price is then reflected on a Borrower's accounting system), determined in accordance with the cost method of accounting and reflecting a Borrower's practices in the ordinary course of a Borrower's business;

                  provided that "Cost" shall not include Inventory capitalization costs or other non-purchase price charges (such as freight charges and UNICAP) used in a Borrower's calculation of cost of goods sold.

                  "CSI" means CSI Acquisition Corp., a California corporation.

                  "Custom Brokers Agreement" means a tri-party agreement in form and substance satisfactory to the Agent in its Permitted Discretion among the Borrower, Agent and customs broker or carrier, in which the customs broker or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Agent and agrees, upon notice from the Agent, to hold and dispose of the subject Inventory solely as directed by the Agent.

                  "Customer Credit Liabilities" means gift certificates, customer deposits, merchandise credits, layaway obligations, frequent shopper programs, and similar liabilities of Borrowers to its retail customers and prospective customers.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "DDA" means any checking or other demand deposit account maintained by Parent or any Borrower.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

                  "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, the Base Rate plus 200 basis points.

                  "Deposit Accounts" shall have the same definition as in the Code.

                  "Designated Account" means the Big Dog Designated Account or the TWC Designated Account, as the context requires.

                  "Designated Account Bank" means the Big Dog Designated Account Bank or the TWC Designated Account Bank, as the context requires.

                  "Disbursement Letter" means an instructional letter executed and delivered by each Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.
                  "Distribution" means, with respect to any Person, (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital Stock of such Person, other than dividends payable solely in shares of common Stock of such Person, (b) the purchase, redemption, or other retirement of any shares of any class of capital Stock of such Person, directly or indirectly, (c) the return of capital by such Person to its shareholders or other interest holders, or (d) any other distribution on or in respect of any shares of any class of capital Stock of such Person.

                  "Distribution Center Inventory Reserve" means an amount equal to the extent to which the aggregate amount (based on Cost) of Big Dog Inventory at Big Dog's warehouses or distribution centers measured on a consolidated and month-end basis, exceeds the product of 40% times the aggregate amount of all Inventory owned by Big Dog (whether located at such warehouses or distribution centers or in retail stores) as of the last day of each month; provided, however, that in calculating the Distribution Center Inventory Reserve, up to a maximum aggregate amount of $2,000,000 of Big Dog Inventory that relates to Big Dogs' mail order and internet business, corporate sales business, or wholesale business and that is physically segregated from the other Inventory shall be excluded.

                  "Dollars" or "$" means United States dollars.

                  "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

                  "Eligible Credit Card Receivables" means Accounts due to either Borrower on a non-recourse basis from major credit card processors, which accounts have been outstanding for no more than four (4) Business Days. For the purposes of this provision, major credit card processors shall include, without limitation, Visa, MasterCard, Discover and American Express.

                  "Eligible Inventory" means collectively, and without duplication, Eligible Landed Inventory and Eligible Letter of Credit Inventory. Upon consummation of the Bianca Acquisition, Eligible Inventory shall include Inventory included in the Bianca Assets.

                  "Eligible Landed Inventory" means Inventory of the applicable Borrower that consists of first quality Landed Goods or other first quality goods and complies with each of the representations and warranties respecting Eligible Inventory made under the Loan Documents, and that is not excluded as ineligible by Agent, in its Permitted Discretion, including, but not limited to, by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of Cost or market on a basis consistent with the applicable Borrower's historical accounting practices. An item of Inventory shall not be included in Eligible Landed Inventory if:

                           (a) the applicable Borrower does not have good,
valid, and marketable title thereto,

                           (b) it is not subject to a valid and perfected first
priority Agent's Lien,

                           (c) it consists of goods returned or rejected by the
applicable Borrower's customers,

                           (d) it consists of goods that are obsolete or slow
moving, restrictive or custom items,
work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in the applicable Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment,

                           (e) it consists of non-merchandise inventory (such as
labels, bags and packaging materials, or damaged or defective goods) (including, returned to vendor merchandise, packaways, and other similar categories of goods,

                           (f) it is located in any store of the Borrower which
had been closed for business for more than twenty
(20) days in any fiscal quarter, or

                           (g)      it has been presold to a customer  which has
paid a deposit equal to one hundred percent (100%) of the purchase price of such Inventory.

                  "Eligible Letter of Credit Inventory" means those items of Inventory (without duplication of other Eligible Inventory) that do not qualify as Eligible Landed Inventory solely because they are not Landed Goods, but as to which (A)(a) such Inventory is the subject of a Qualified Import Letter of Credit (other than such Inventory that, in the aggregate has a value on any date of determination of $500,000 or less), (b) such Inventory currently is in transit (whether by vessel, air, or land) from a location outside of the continental United States and to be received by the Borrower within 50 days (or 65 days in the case of Inventory shipped to Big Dog from Turkey) of the issuance date of the Qualified Import Letter of Credit at a location set forth on Schedule E-1 that is the subject of a Collateral Access Agreement, (c) title to such Inventory shall pass to the Borrower within 50 days of the issuance date of the Qualified Import Letter of Credit and title did not pass to the applicable Borrower more than fifty (50) days prior to such date, (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion, (e) such Inventory either (1) is the subject of a negotiable bill of lading (x) that is consigned to Agent (either directly or by means of endorsements), (y) that was issued by the carrier respecting the subject Inventory, and (z) that either is (I) in the possession of Agent or a customs broker that has executed a Custom Brokers Agreement with Agent, or (II) the subject of a telefacsimile copy that Agent has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Agent also has received a confirmation from such Underlying Issuer that such document is in-transit by air-courier to Agent or a customs broker, or (2) is the subject of a negotiable cargo receipt and is not the subject of a bill of lading (other than a negotiable bill of lading consigned to, and in the possession of, a consolidator or Agent, or their respective agents) and such negotiable cargo receipt is (x) consigned to Agent (either directly or by means of endorsements), (y) that was issued by a consolidator respecting the subject Inventory, (z) that either is (I) in the possession of Agent or a customs broker that has executed a Custom Brokers Agreement with Agent, or (II) the subject of a telefacsimile copy that Agent has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Agent also has received a confirmation from such Underlying Issuer that such document is in-transit by air-courier to Agent or a customs broker that has executed a Custom Brokers Agreement with Agent, (f) the applicable Borrower has provided a certificate to Agent that certifies that, to the best knowledge of such Borrower, such Inventory meets all of the Borrowers' representations and warranties contained in the Loan Documents concerning Eligible Inventory, that it knows of no reason why such Inventory would not be accepted by the Borrower when it is delivered to Borrower, and that the shipment as evidenced by the documents conforms to the related order documents or (B) (a) meets all of the foregoing criteria except that the Underlying Letter of Credit has been drawn upon in full and the Underlying Issuer has honored such drawing and Agent has honored its obligations to the Underlying Issuer of the Qualified Import Letter of Credit and (b) title has irrevocably passed to the Borrower. Notwithstanding anything contained herein to the contrary, Eligible Letter of Credit Inventory shall not at any time exceed Three Million Dollars ($3,000,000) at Cost.

                  "Eligible Receivables" means all Eligible Wholesale Accounts and Eligible Credit Card Accounts due to either Borrower hereunder.

                  "Eligible Receivables Sublimit" means three million five hundred thousand dollars ($3,500,000).

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrowers, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq; the Toxic Substances Control Act, 15 USC, ss. 2601 et seq; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" includes, without limitation, "equipment" as it is defined in the Code, and also all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Aggregate Availability minus the aggregate amount, if any, of all trade payables of Borrowers aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Exempt Copyright" means any Incipient Copyright or any Obsolete Copyright.

                  "Existing L/C's" means all L/C's issued under either of the Existing Loan Agreements which are outstanding as of the Closing Date.

                  "Existing Lender" means Wells Fargo Retail Finance II, LLC.

                  "Existing Loans" means all Advances made to either Borrower under either of the Existing Loan Agreements outstanding as of the Closing Date.

                  "Existing Loan Agreements" as defined in the Preamble.

                  "Existing Obligations" means all Existing L/C's and Existing Loans and any and all other "Obligations" of either Borrower to Agent or Lenders as defined in the Existing Loan Agreements as of the Closing Date.

                  "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

                  "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

                   "FEIN" means Federal Employer Identification Number.

                  "First Unsecured Creditors Promissory Note" shall mean that promissory note issued to the Liquidating Agent for the benefit of the unsecured creditors of the Walking Company pursuant to the Walking Company Plan of Reorganization in the original face amount of $700,000.

                  "First Unsecured Creditor's Note Put Right" shall mean the right of the liquidating agent (as defined in the Existing TWC Agreement) to cause TWC to pay all or such portion of the then outstanding principal amount of the First Unsecured Creditors' Promissory Note as designated by the liquidating agent pursuant to that certain Note Put Right (First Unsecured Creditors Promissory Note) dated as of March 3, 2004 by and between the liquidating agent and TWC.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" includes, without limitation, "general intangibles" as defined in the Code; and also means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to general intangibles (including, but not limited to, payment intangibles, healthcare insurance receivables, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, judgments, payments under any settlement or other agreement, rights to performance, royalties, all means and vehicles of investment or hedging, including without limitation, options, warrants, and future contracts, goodwill, patents, patent applications, trade names, trademarks, servicemarks, trademark applications, copyrights, mask work rights and interests, and derivative works and interests, internet addresses and domain names, developmental ideas and concepts, proprietary processes, blueprints, drawings, designs, diagrams, plans, charts, purchase orders, customer lists, telephone numbers, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing or franchise agreements, rights to admission, infringement claims, computer programs, computer software, computer records, information contained on computer disks or tapes, software, literature, literary rights, reports, catalogs, manuals, technical data, money, trade secret rights, insurance premium rebates, warranties, warranty claims, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Goods" shall have the same definition as in the Code.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Guarantor Security Agreement" means that certain Guarantor Security Agreement executed and delivered by Parent and Agent, the form and substance of which is satisfactory to Agent.

                  "Guaranty" means that certain general continuing guaranty executed and delivered by Parent in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between any Borrower or its Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "IBD" means the Israel Discount Bank.

                  "IBD Note" shall mean that promissory note dated as of March 1, 2004 executed by Parent in favor of IDB establishing an unsecured line of credit up to $3.0 million.

                  "Inactive Subsidiaries" means, collectively, Big Dog International, Inc., a California corporation and CSI.

                  "Incipient Copyright" means any copyright of a Person that (a) is under development (whether in the form of a new pictorial work, a new version of a pre-existing pictorial work, an add-on or modification to a pre-existing pictorial work, or otherwise) and that has not yet become a completed pictorial work, version, add-on, or modification which is ready to be marketed by or on behalf of such Person, or (b) is not the subject of licenses or other dispositions giving rise to accounts, general intangibles, or other forms of obligations.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of any Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) no Borrower may elect an Interest Period which will end after the Maturity Date.

                  "Intercompany Advances" means loans or advances (i) from either Borrower to each other or Parent, any Subsidiary or any Affiliate, or
(ii) from Parent, any Subsidiary or any Affiliate to either Borrower.

                  "Intercompany Subordination Agreement" means a subordination agreement, in form and substance satisfactory to Agent in its Permitted Discretion executed and delivered by Borrowers, Parent, Subsidiary or another Affiliate, as applicable; and Agent in which Parent, Subsidiary or another Affiliate, as applicable, subordinate the obligations of the Borrowers to Parent, Subsidiary or Affiliate, as applicable, to the Obligations of the Borrowers to Agent and Lenders hereunder.

                  "Inventory" includes, without limitation, "inventory" as defined in the Code and also means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

                  "Inventory Reserves" means reserves (determined from time to time by Agent in its Permitted Discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible Letter of Credit Inventory by any Borrower, plus (b) the estimated reclamation claims of unpaid sellers of Eligible In-Transit Inventory, which is not the subject of a Qualified Import Letter of Credit, sold to any Borrower.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Issuing Lender" means WFRF or any other Lender that, at the request of any Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

                  "Junior Secured Creditors Note Put Right Agreement" means that certain Note Put Right (Junior Secured Creditors Promissory Notes) Agreement dated March 3, 2004, by and between the Parent and the Junior Secured Creditors.

                  "Junior Secured Creditors Promissory Note" means those promissory notes issued by the Borrower to the Junior Secured Creditors in the aggregate principal amount of $3.279 million pursuant to the Walking Company Plan of Reorganization.

                  "Junior Secured Creditors Stock Put Right Agreement" means that certain the Stock Put Right (Junior Secured Creditors) dated March 3, 2004, by and between the Parent and the Junior Secured Creditors.

                  "Landed Goods" means (a) embellished articles of apparel held for sale in the ordinary course of the applicable Borrower's business located at one of the business locations set forth on Schedule E-1 (or in transit between any such locations), (b) unembellished articles of apparel that are readily saleable in their current condition and that are either at one of the business locations set forth on Schedule E-1 (or in transit between such locations) or with a contractor who has executed a Collateral Access Agreement (or in transit between such contractor and one of the business locations set forth on Schedule E-1), or (c) embellished articles of apparel that are readily saleable in their current condition and that are with a contractor who has executed a Collateral Access Agreement or a tri-party agreement (or in transit between such contractor and one of the business locations set forth on Schedule E-1).

                  "Landlord's Lien State" means Pennsylvania, Texas, Virginia and Washington.

                  "Landlord Reserve" means with respect to each leased location
(i) at which each Borrower stores Inventory in a state that has a landlord lien or similar statute with respect to commercial property, including without limitation, as of the Closing Date , the states of Pennsylvania, Texas, Virginia and Washington, and (ii) for which either (I) a Collateral Access Agreement has not been received by Agent, or (II) the underlying lease agreement does not contain a provision that waives the Lien rights that the landlord may have in and to the Inventory, including without limitation all rights of levy or distraint for rent; a Reserve in an amount equal to the greater of (a) the number of months rent for which a landlord will have, under the applicable statutory lien, a Lien in the assets of the applicable Borrower to secure the payment of rent or other amounts under a lease, or (b) two (2) months rent under the lease provided, however, that if the Borrowers have Excess Availability of at least Four Million ($4,000,000), a Landlord's Reserve of one (1) month's rent shall be used in subparagraph (b) hereof.

                  "L/C" has the meaning set forth in Section 2.12(a).

                  "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "L/C Undertaking" has the meaning set forth in Section
2.12(a).

                  "Lead Borrower" shall mean Big Dog.

                  "Leasehold Threshold" shall mean, as of the date of determination, a default by Parent or any of its Subsidiaries extant as of the Closing Date under (a) any lease related to a distribution center or warehouse, or (b) 3 or more leases related to retail stores.

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

                  "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

                  "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Borrower under any of the Loan Documents that are paid or incurred by the Lender Group,
(b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Borrower or any guarantor of the Obligations, (h) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

                  "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                  "Letter of Credit Usage" means, as of any date of determination an amount equal to, the sum of (a) the Big Dog Letter of Credit Usage, and (b) the TWC Letter of Credit Usage (calculated with the Bianco L/C included at 50% of its stated amount if the conditions to the proviso in the definition thereof are satisfied).

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of a Standard Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "LIBOR Rate Margin" means 175 basis points, provided, however, that for each fiscal month after May 31, 2005, that the Average Excess Availability for the immediately preceding month is greater than $7,500,000, the LIBOR Rate Margin for the immediately succeeding month shall mean 150 basis points.

                  "License" has the meaning set forth in Section 4.1

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

                  "Loan Account" and "Loan Accounts" have the respective meanings set forth in Section 2.10 and shall include both the TWC Loan Account and the Big Dog Loan Account.

                  "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Officers' Certificate, the Stock Pledge Agreement, the Trademark Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with this Agreement.

                   "Marks" has the meaning set forth in Section 4.1.

                  "Material Contractor" shall mean any party to whom Big Dog regularly sends unembellished articles of Inventory for finish work and to whom during its most recent Fiscal Year, Big Dog paid more than $250,000 for such finish work.

                  "Material Contractor Agreement" means an agreement or arrangement between a Borrower and a Material Contractor under which the Material Contractor receives unembellished articles of Borrower's Inventory for finish work.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and Borrowers, taken as a whole, (b) a material impairment of Parent's or a Borrower's ability to perform its respective obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Parent or a Borrower.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Loan Amount" means Fifty Million Dollars ($50,000,000), the sum of the Maximum Revolver Account plus the Term Loan Amount.

                  "Maximum Revolver Amount" means $47,000,000.

                  "Minimum Excess Availability Reserve" means Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00).

                  "Motorcycles" means Big Dog Motorcycles LLC

                  "Negotiable Collateral" means all of Borrowers' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Net Issuance Proceeds" means, in respect of any issuance of common equity or preferred equity (so long as the redemption and mandatory dividend provisions are satisfactory to Agent), cash proceeds received in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of Parent or any Borrower, such costs and expenses to be consistent with standard investment practices for similar issuances.

                  "Net Liquidation Percentage" means the percentage of the book value of the applicable Borrower's Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by Agent.

                  "Obligations" means (a) all loans, Advances (including, but not limited to, all amounts advanced to, or L/Cs issued for the account of, the Borrower under the Revolver), all amounts due in respect to the Term Loan and all other debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Accounts pursuant hereto), obligations, fees, charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding. Without limitation of the generality of the foregoing, "Obligations" shall include all of the Existing Obligations outstanding as of the date hereof in respect to the Existing Loans and Existing L/Cs, which Existing Obligations are being consolidated under this Loan Agreement and shall continue to be secured by all Collateral in respect to which Agent and Lenders have previously been granted a security interest under the Big Dog Agreement or TWC Agreement or Big Dog Loan Documents or TWC Loan Documents.

                  "Obsolete Copyright" means any copyright of a Person that, in such Person's good faith determination (a) is no longer sold or marketed by such Person, (b) is not generating any material amount of revenues of such Person, or
(c) does not have a material fair market value.

                  "Officers' Certificate" means the representations and warranties of officer's form submitted by Agent to Borrowers, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

                  "Originating Lender" has the meaning set forth in Section 14.1(e).

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Parent" has the meaning set forth in the preamble to this Agreement.

                  "Parent Capital Contribution" means the Parent Equity Contribution and the Parent Loan I.

                  "Parent Equity Contribution" means an equity contribution by Parent to TWC Acquisition in an amount of not less than Six Million Four Hundred Fifty Thousand Dollars ($6,450,000.00).

                  "Parent Loan I" means that unsecured line of credit established by Parent to TWC pursuant to the Subordinated Intercompany Promissory Note dated as of March 3, 2004 in the face amount of up to One Million Fifty Thousand Dollars ($1,050,000.00), funded from the proceeds of the Big Dog Dividend.

                  "Parent Loan II" means that unsecured line of credit established by Parent to TWC pursuant to the Subordinated Intercompany Promissory Note dated as of March 3, 2004 in the face amount of up to Three Million Dollars ($3,000,000.00), funded from the proceeds of the IBD Note.

                  "Parent Note Put Obligations" means the Junior Secured Creditors Note Put Agreement and the Second Unsecured Creditors Note Put Agreement.

                  "Parent Stock Put Obligations" means the Junior Secured Creditors Stock Put Agreement.

                  "Participant" has the meaning set forth in Section 14.1(e).

                  "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Big Dog owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Big Dog.

                  "Permitted Acquisitions" means, during the term of this Agreement, one or more Acquisitions so long as:

                  (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of such proposed Acquisition,

                  (b) the assets being acquired or the Person whose Stock is being acquired is engaged in the business of the Borrowers or a business reasonably related thereto,

                  (c) except as provided in subparagraphs (g) or (h) below, the consideration payable in respect of such Acquisition shall be composed solely of
(i) common Stock of Parent, warrants for common Stock of Parent, preferred Stock of Parent (so long as such preferred Stock does not require any current cash payment until, at the earliest, the date that is 360 days from the Closing
Date), any other Stock of Parent that does not require any current cash payment until, at the earliest, the date that is 360 days from the Closing Date, or Subordinated Indebtedness, (ii) payments made with Net Issuance Proceeds or with the proceeds of Subordinated Indebtedness, (iii) the assumption of Purchase Money Indebtedness, (iv) the assumption of liabilities of the Person whose Stock or assets are being acquired in respect of operating leases, or (v) any combination of the foregoing.

                  (d) Parent has provided to Agent written notice thereof not less than 15 days prior to the anticipated closing date of such subject Acquisition together with such documentation that Agent may require demonstrating that after giving effect to such subject Acquisition, Parent and its Subsidiaries (taken as a whole) would not suffer a Material Adverse Change as a result of such proposed Acquisition,

                  (e) the subject Stock is being acquired in such Acquisition directly by Parent, or the subject assets are being acquired in such Acquisition directly by a Borrower or a new Subsidiary formed for the purposes of such Acquisition, and

                  (f) Parent shall have caused such acquired Person to execute and deliver a guaranty of the Obligations hereunder, together with any and all security agreements, UCC-1 financing statements, fixture filings, and other documentation reasonably requested by Agent to cause such acquired Person to be obligated with respect to the Obligations and to include the assets of the acquired Person within the Collateral, and provided that none of such assets shall be included in the calculation of the Borrowing Base, except to the extent such assets are deemed acceptable for Borrowing Base purposes by the Agent, in its Permitted Discretion, which Agent may elect to exercise only after it has completed an audit or appraisal on the acquired assets and determined what Reserves and Inventory Advance Rates would be appropriate for such assets.

                  (g) If all or any portion of the consideration payable in respect of such Acquisition is cash or the assumption of debt or a combination thereof, the aggregate amount of such cash payments in any fiscal year (including any Indebtedness issued by Borrower to Seller or any liabilities assessed by Borrower) shall not exceed One Million Dollars ($1,000,000); provided however that and notwithstanding the foregoing to the contrary, if after giving effect to such Acquisition, the Borrowers shall have Excess Availability of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) and (ii) based on a pro forma Business Plan furnished by the Borrowers to the Agent, which Agent has determined to be satisfactory in its Permitted Discretion, the Borrowers shall continue to have Excess Availability of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) for a period of forty-five (45) days following the proposed Acquisition), the Borrowers may pay cash or issue or assume liabilities of up to Five Million Dollars ($5,000,000) in conjunction with such Acquisition.

                  (h) Notwithstanding the foregoing, solely in connection with the Bianca Acquisition, the Agent shall permit TWC to pay cash or issue or assume liabilities of up to Eleven Million Dollars ($11,000,000) (which amount shall be subject to an increase for normal and customary closing adjustments pursuant to the Acquisition Agreement such as Bianca's having a higher inventory level than represented in the Acquisition Agreement), provided that (i) after giving effect to the Bianca Acquisition, the Borrowers shall have Excess Availability of at least Five Million Dollars ($5,000,000) and (ii) based on a pro forma Business Plan provided by Borrowers to Agent, which Agent deems satisfactory, in its Permitted Discretion, Borrowers will continue to have Excess Availability of at least Five Million Dollars ($5,000,000) for a period of forty-five (45) days following the closing of the Bianca Acquisition.

                  "Permitted Bond Financing" means Indebtedness incurred by Parent or any Borrower in connection with the purchase of Cash Equivalents where such Borrower has simultaneously entered into an agreement to sell such Cash Equivalents and where the economic risk of loss of such transaction does not exceed $250,000.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions by Borrowers or their Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of the applicable Borrower's business, (b) sales by Borrowers or their Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrowers or their Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Parent or its Subsidiaries, on an exclusive or non-exclusive basis, and for fair market value, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of their business, provided, however, that Parent or its Subsidiaries, as applicable, must retain or obtain sufficient rights to use the subject intellectual property as to enable Parent or its Subsidiaries, as applicable, to continue to conduct its business in the ordinary course and such rights shall be assignable to Agent, for the benefit of the Lender Group, (e) charitable donations by Borrowers of Inventory that is old or obsolete and has a retail value of not more than one million dollars ($1,000,000), in the aggregate, during any fiscal year, and (f) sales of Cash Equivalents in a Permitted Bond Financing; and (g) sales or other dispositions of any of the Borrower's leases, provided, that, such sales or other dispositions are in connection with a store closing permitted by the terms of this Agreement or consented to by the Agent and the proceeds are, upon closing, directed and delivered to the Agent's Account.

                  "Permitted Distributions" means (a) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, cash Distributions by Borrowers to Parent for the sole purpose of permitting Parent to pay, and Parent shall pay, federal and state income taxes solely attributable to its ownership of Borrowers, (b) so long as no Event of Default has occurred and is continuing or would result therefrom, cash Distributions by Subsidiaries (other than Borrowers) to Parent, and (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and so long as Borrowers have Excess Availability of not less than Two Million dollars ($2,000,000) after giving effect thereto, redemptions of Parent's outstanding Stock in an aggregate amount not to exceed $1,000,000 in any fiscal year.

                  "Permitted Holder" means Fred Kayne, Andrew Feshbach, and their Family Members and Family Trusts.

                  "Permitted Intercompany Advance" means Intercompany Advances (including, but not limited to, proper allocations of shared corporate overhead or shared goods and services) made (i) from Parent to either Big Dog or TWC or
(ii) Big Dog or TWC to each other (but not from Big Dog or TWC to Parent), provided that, in each case, all such Permitted Intercompany Advances are expressly subordinate to the Obligations of Borrowers and Parent to Lender pursuant to the Intercompany Subordination Agreement.

                   "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments resulting from Permitted Intercompany Advances, and (e) Permitted Acquisitions.

                  "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrowers' business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any real property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrowers, and (l) Liens on Cash Equivalents in a Permitted Bond Financing. Notwithstanding anything contained herein to the contrary, the inclusion of any of the foregoing "Permitted Liens" shall not effect their respective relative priorities vis-a-vis the Agent's Liens created hereunder or under the Existing Loan Agreement.

                  "Permitted Protest" means the right of Parent or the applicable Borrower or their Subsidiaries to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or the applicable Borrower or their Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $1,500,000.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Proceeding" means the Chapter 11 case of the Walking Company pending before the Bankruptcy Court as case number SV 03-44040 GM, jointly administered with Case No. SV 03-15932 GM.

                  "Projections" means Parent's and Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's and Borrower's historical financial statements, stated separately for TWC and Big Dog and on a consolidated basis, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" means:

                           (a) with respect to a Lender's obligation to make
Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Revolver of all Lenders,

                           (b) with respect to a Lender's obligation to
participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Commitments of all Lenders,

                           (c) with respect to all other matters (including the
indemnification obligations arising under Section
16.7), the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate amount of Commitments of all Lenders; provided, however, that, in each case, in the event all Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                   "Qualified Import Letter of Credit" means a Letter of Credit that (a) is issued to facilitate the purchase by Borrowers of Eligible Inventory, (b) is in form and substance acceptable to Agent in its Permitted Discretion, and (c) is issued to support an Underlying Letter of Credit that only is drawable by the beneficiary thereof by the presentation of, among other documents, either (i) a negotiable bill of lading that is consigned to Agent (either directly or by means of endorsements) and that was issued by the carrier respecting the subject Eligible Inventory, or (ii) a negotiable cargo receipt that is consigned to Agent (either directly or by means of endorsements) and that was issued by a consolidator respecting the subject Eligible Inventory; provided, however, that, in the latter case, no bill of lading shall have been issued by the carrier (other than a bill of lading consigned to the consolidator or to Agent).

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601.

                  "Report" has the meaning set forth in Section 16.17.

                  "Required Availability" means Excess Availability in an amount not less than Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000).

                  "Required Lenders" means, at any time, (a) Agent, and (b) Lenders whose Pro Rata Shares aggregate 50.1% of the Commitments, or if the Commitments have been terminated irrevocably, 50.1% of the Obligations (other than Bank Product Obligations) then outstanding.

                  "Required Library" means, as of any date of determination, those copyrights of Parent and Borrowers relating to pictorial works of Parent and Borrowers that were among the ten highest sellers in adult T-shirt sales (by unit) for the three month period immediately preceding the date of determination.

                  "Reserves" means collectively, all Account Reserves, the Landlord's Reserve, the Distribution Center Reserve, Inventory Reserves, the Minimum Excess Availability Reserve, Bank Product Reserves, Contractor Reserve and any other Reserves established by Agent pursuant to Section 2.1(a)(iii) hereof.

                "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Revolver" as defined in Section 2.1(a)(ii) below.

                  "Revolver Obligations". The aggregate of the Borrowers' liabilities, obligations and indebtedness of any character on account or in respect to the Revolver.

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage (calculated with the Bianca L/C included at only 50% of its stated value if the conditions to the proviso in the definition thereof are satisfied).

                  "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of the applicable Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by the applicable Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Second Unsecured Creditors Promissory Note" means that promissory note issued by the Borrower to the Liquidating Agent in the original face amount of $21,000 pursuant to the Walking Company Plan of Reorganization.

                  "Second Unsecured Creditors Note Put Agreement" means that certain Note Put Right (Second Unsecured Creditors Promissory Note) Agreement dated March 3, 2004, by and between the Parent and the Liquidating Agent for the benefit of the unsecured creditors of the Walking Company.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Settlement" has the meaning set forth in Section 2.3(f)(i).

                  "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

                  "Shoes.com Administrative Claim" means any claim of Shoes.com, Inc. allowed by Final Order of the Bankruptcy Court as an administrative claim against the Borrower pursuant to Section 503 of the Bankruptcy Code in the Proceeding.

                  "Shoes.com Loan" means an unsecured loan to be made by either
(i) Parent to TWC Acquisition Cup or (ii) by Fred Kayne and/or Andrew Feshbach to TWC Acquisition Cup in an amount sufficient to satisfy the Shoes.com Administrative Claim after application of then available proceeds of Parent Loan II.

                  "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                  "Standard Advance" means an Advance under the Revolver made by Lenders to Borrowers based upon Availability pursuant to Section 2.1(a)(ii) hereof.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by Parent and Borrowers to Agent with respect to the pledge of the Stock owned by Parent and Borrowers.

                  "Subordinated Indebtedness" means any Indebtedness of Parent or a Borrower that contains terms and conditions (including subordination terms) acceptable to Agent in the exercise of its Permitted Discretion.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Swing Lender" means WFRF or any other Lender that, at the request of a Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

                  "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

                  "Taxes" has the meaning set forth in Section 16.11.

                  "Term Loan" defined in Section 2.2 hereof.

                  "Term Loan Amount" means Three Million Dollars ($3,000,000).

                  "Term Loan Commitment" the commitment of the Lenders to make the Term Loan hereunder.

                  "Term Loan Fee" a fee of $15,000 due and payable upon the advance of the Term Loan.

                  "Term Loan Funding Conditions" means that Agent shall have received all of the following or shall have waived the requirement that it receive such item by written notice to Lead Borrower:

                  (a) duly executed originals of all documents evidencing the Bianca Acquisition or required to be executed and delivered under the Bianca Acquisition Agreement, certified as being true, correct, and complete by an appropriate officer of Borrowers, the form and substance of which documents shall be satisfactory to Agent in its Permitted Discretion, including, without limitation the Bianca Acquisition Agreement, together with fully executed copies of any and all amendments thereto and waivers of any conditions thereof, and all bills of sale and other transfer documents;

                  (b) a certificate by an appropriate officer of TWC that all conditions precedent, other than the payment of the purchase price, to its and Bianca's respective Obligations to consummate the Bianca Acquisition shall have been satisfied or the fulfillment of such conditions shall have been duly waived by TWC or Bianca; as the case may be, with the prior written consent of the Agent, in its Permitted Discretion, in respect to any waiver by TWC of a material condition precedent of Bianca;

                  (c) Intentionally Omitted.

                  (d) evidence satisfactory to Agent in its Permitted Discretion that the security interests granted in favor of Agent in the Bianca Assets pursuant hereto (including, but not limited to, in all tradenames and other intellectual property concerning the name "Footworks") will be duly perfected and senior in priority to all other liens, claims, security interests, or encumbrances, except for Permitted Liens, immediately upon the consummation of the Bianca Acquisition;

                  (e) evidence satisfactory to Agent, in its Permitted Discretion that, the Bianca Acquisition has or will be consummated substantially in accordance with the terms and provisions of the documents evidencing the Bianca Acquisition, subject only to the Lenders' funding of the Term Loan and causing the Bianca L/C to be issued;

                  (f) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the Bianca Acquisition.

                  (g) the Borrowers shall have demonstrated to the satisfaction of Agent that (i) after giving effect to the Bianca Acquisition, the Borrowers shall have Excess Availability of at least Five Million Dollars ($5,000,000) and
(ii) based on the pro forma Business Plan provided by Borrowers to Agent, which Agent deemed satisfactory in its permitted discretion, the Borrower shall have Excess Availability of at least $5,000,0000 for a period of at least 45 days following the Bianca Acquisition.

                  (h) a current UCC search in respect to Bianca or the assets being transferred to the Borrower by Bianca as well as any additional litigation or other searches which Agent may reasonably request;

                  (i) copies of Secretary's Certificate as to charter, by-laws, resolution and incumbency of Bianca and authorizing the Borrowers to enter into and consummate the Bianca Acquisition;

                  (j) any necessary payoff or release letters in respect to the Bianca Assets necessary to cause the release or termination of any UCC-1 financing statements on file against Bianca in respect to the assets being transferred or of any security interests in the Borrower's Assets created by Bianca as well as authorization from Bianca to the Agent to file any necessary UCC-3 termination statements with respect to such assets;

                  (k) copies of any and all other legal opinions or transfer documents executed and delivered by Bianca in favor of the Borrowers;

                  (l) Any and all other documents or information required under
Section 3.2 hereof; and

                  (m) Borrowers must be in compliance with the minimum EBITDA covenant in Section 7.21(a)(ii) hereof.

                  "Term Loan Maturity Date" October 23, 2009.

                  "Term Loan Obligations" means all Obligations of the Borrowers to the Lender Group in respect to the Term Loan.

                  "Term Note" defined in Section 2.2 hereof.

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by Parent, each Borrower, and Agent, the form and substance of which is satisfactory to Agent.

                  "TWC" has the meaning set forth in the preamble to this Agreement.

                  "TWC Agreement" as defined in the preamble of this Agreement.

                  "TWC Acquisition" shall refer to the former name of the corporation now known as The Walking Company ("TWC").

                  "TWC Borrowing Base", as of any date of determination, shall mean the result of:

                  (a) the lesser of:

                           (i) 70% times the value (at Cost) of TWC Eligible
Inventory; and

                           (ii) the TWC Maximum Advance Rate times TWC's then
extant Net Liquidation Percentage times the value
(at Cost) of TWC's Eligible Inventory,

                  plus

                  (b) 85% of TWC Eligible Credit Card Receivables, up to a maximum amount of $2,000,000.

                  minus

                  (c) any Inventory Reserves associated with TWC Eligible Inventory (without duplication in the calculation of Availability or the Aggregate Borrowing Base).

                  "TWC Eligible Credit Card Receivables" means all Eligible Credit Card Receivables due to TWC.

                  "TWC Eligible Inventory" means all Eligible Inventory owned by TWC.

                  "TWC Letter of Credit Usage" means, as of any date of determination thereof, the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of TWC plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit issued for the account of TWC.

                  "TWC Loan Account" means the Loan Account respecting TWC maintained on the books of Agent pursuant to Section 2.10.

                  "TWC Loan Documents" means the TWC Agreement and all documents or instruments executed or delivered in conjunction therewith.

                  "TWC Maximum Advance Rate" means eighty five percent (85%), except that during the months of August and September of each fiscal year of Parent, such percentage shall be increased to ninety percent (90%) provided, that there does not exist an Event of Default and an Event of Default would not exist after giving effect to the increased percentage.

                  "TWC Obligations" all Obligations of TWC to the Agent and Lenders.

                  "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers and, in the case of a proposed Qualified Import Letter of Credit, has agreed, in writing, to hold documents of title as agent for Agent.

                  "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                  "Voidable Transfer" has the meaning set forth in Section 17.7.

                  "Walking Company" means The Walking Company, a California corporation, and Alan's Shoes, Inc., an Arizona corporation, both of which are debtors in possession in the Proceeding.

                  "Walking Company Acquisition" means the acquisition of the Walking Company Assets by TWC.

                  "Walking Company Assets" means all of the property and assets (tangible and intangible) of the Walking Company purchased by Borrower acquired by TWC in the Walking Company Acquisition.

                  "Warrants" shall have the respective meaning as set forth in the Recitals of this Third Amendment.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

                  "WFRF" means Wells Fargo Retail Finance II, LLC, a Delaware limited liability company.

                  "Wholesale Accounts" means those Accounts created by Borrowers in the ordinary course of Borrowers' business, that arise out of Borrowers' sale of goods or rendition of services to Borrowers' wholesale customers.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

2.1      Revolver Advances(a)(i)   On the date hereof, all Existing Loans made
                        to either Borrower shall automatically be deemed to constitute Advances made to both of the Borrowers hereunder for which the Borrowers shall each be jointly and severally liable and all Existing L/Cs made for the account of either Borrower under either of the Existing Loan Agreements shall automatically be deemed to constitute L/Cs issued hereunder in respect to which the Borrowers shall each be jointly and severally liable. Such Existing Loans and Existing L/Cs shall be counted toward the measurement of Revolver Usage hereunder as provided herein. Notwithstanding the foregoing, such Existing Loans shall not be deemed to have been repaid and re-advanced and such Existing L/Cs shall not be deemed to have been terminated and reissued and all Collateral which secures such Existing Loans and Existing L/Cs and which is being pledged by the Borrowers to the Agent hereunder shall secure all of such Existing Loans and Existing L/Cs and all other Obligations of each Borrower to Agent and Lender, whether now existing or hereafter arising, with the same priority as when such security interests were originally granted to Agent by each Borrower.

                (ii) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make Advances to the Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the Aggregate Borrowing Base less the then extant Revolver Usage and less the aggregate amount of all Reserves established hereunder (without duplication of Reserves deducted when calculating the Aggregate Borrowing Base), provided, however, that at no time shall the then extant Revolver Usage exceed the Maximum Revolver Amount. The revolving line of credit established pursuant to this paragraph shall be referred to herein as the "Revolver". The difference between the Aggregate Borrowing Base and the sum of then extant Revolver Usage and all Reserves established hereunder shall be referred to as "Aggregate Availability".

                (iii) Anything to the contrary in this Section 2.1(a) notwithstanding, Agent shall have the right to establish, without duplication, Account Reserves, Inventory Reserves, Bank Product Reserves, the Contractor Reserve, Landlord Reserve, Distribution Center Inventory Reserve and the Minimum Excess Availability Reserve and such other Reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Aggregate Borrowing Base, including reserves with respect to (i) sums that
                        Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrowers to any Person to the extent  secured  by a Lien on,  or trust  over,  any
                        of its Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) the Minimum Excess Availability Reserve, (iv) shrinkage, markdowns (to the extent not taken into account in the calculation of "Cost"), seasonality and other such categories of reasons which the Agent may establish, in its Permitted Discretion, which reflect other factors which affect the market value of Eligible Inventory,
                        (v)  Customer  Credit  Liabilities,   (vi)  the
                        Distribution Center Inventory Reserve, and (vii) Account Reserves. In addition to the foregoing and subject to Section 2.11(c), Agent shall have the right to have Borrower's Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of re-determining the Net Liquidation Percentages applicable to each Borrower's Eligible Inventory portion of its Collateral and, as a result, re-determining the Borrowing Base.

                        (a) The Lenders shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                        (b) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

2.2      Term Loan.

(a) Funding of Term Loan. Provided that the Term Loan Funding Conditions have been satisfied or waived by Agent in writing in its Permitted Discretion, each Lender agrees (severally, not jointly or jointly and severally) to advance such Lender's Pro Rata Share of the Term Loan and the Agent agrees to cause the issuance of the Bianca L/C within three (3) Business Days of the date on which Agent receives written notice from the Lead Borrower requesting that the Lenders advance the Term Loan and that the Agent arrange for the issuance of the Bianca L/C ("Term Loan Draw Notice"). The Term Loan Draw Notice shall be accompanied by evidence substantiating that the Term Loan Funding conditions have been satisfied or will be satisfied upon the funding of the Term Loan and issuance of the Bianca L/C. The proceeds of the Term Loan shall be used solely to finance the Bianca Acquisition. The obligation of the Lenders to make the Term Loan and the Agent to arrange for the issuance of the Bianca L/C shall expire if the Bianca Acquisition has not been consummated on or before September 30, 2005. The Lenders' obligation to advance the Term Loan and to cause the issuance of the Bianca L/C shall not be subject to Availability as it then may be in effect or the Borrowing Base.

(b) Term Loan Note. The obligation to repay the Term Loan, with interest as provided therein shall be evidenced by the Term Note in the form of Exhibit T-1 annexed hereto executed by each of the Borrowers. Each of the Borrowers shall be jointly and severally liable for the repayment of the Term Loan. Neither the original nor a copy of the Term Note shall be required or, to establish or approve any obligation of the Borrowers to the Lender in respect to the Term Loan. In the event that the Term Note is ever lost, mutilated or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Agent or Lenders, subject to Lender's agreeing to indemnify Borrower against claims by any third Persons that they are assignees of the lost or destroyed Term Note.

(c) Term Loan Principal. The outstanding principal balance of the Term Loan will be amortized through fifty-two (52) consecutive monthly principal payments of Fifty Five Thousand Five Hundred Fifty-Five Dollars ($55,555) with the first such payment being due and payable on the first day of January, 2006 and any unpaid principal balance due on the Maturity Date. If any portion of the Term Loan is paid in advance of the amortization schedule (whether following Acceleration, or otherwise), the Borrower shall pay the Administrative Agent, contemporaneously with such prepayment, for the account of the Lender, the Applicable Prepayment Fee then due, if any, in respect to such prepayment of the Term Loan.

(d) Term Loan Interest. The unpaid principal balance of the Term Loan shall bear interest, until repaid at rate per annum equal to either the Base Rate plus one-half of one percent (0.50%) or the LIBOR Rate plus two and seventy five hundredths of one percent (2.75%). Such interest shall be due and payable, in arrears, on the first day of each month commencing with the month immediately following the date the Term Loan is advanced or in the case of any portion of the Term Loan bearing interest at the LIBOR Rate, on the last day of the applicable Interest Period as provided in section 2.13(a) hereof. Such interest shall be computed pursuant to Section 2.6(e) and the provisions of 2.6(c), (d) and (f) shall apply thereto. On the date when the Term Loan is advanced and from time to time thereafter, pursuant to Section 2.13 hereof, the Lead Borrower may designate whether a portion of all of the unpaid principal balance of the Term Loan shall bear interest based on the Base Rate or the LIBOR Rate as set forth above. The LIBOR Rate may only be selected for at least a one million dollar ($1,000,000) portion of the Term Loan and in increments of $500,000 as provided in Section 2.13(a)(iii) hereof and the entire portion of the Term Loan which bears interest at the LIBOR Rate shall be incorporated into one (1) LIBOR Rate Loan which shall be included among the five (5) LIBOR Rate Loans which may be in effect at any one time pursuant to Section 2.13(b)(iii) hereof.

2.3 (e) Term Loan Fee. On the date on which the Term Loan is advanced, Borrower shall pay Agent, on Lenders' behalf, the Term Loan Fee.

2.4 Borrowing Procedures and Settlements/Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $2,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

(a) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for a Base Rate Standard Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

(b)               Making of Advances.

(i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section
2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m.
(California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to the ---------- applicable Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to such Borrower's Designated Account; provided, however, that, subject to the provisions -------- ------- of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any --------------- Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition --------- has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of the applicable Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to the applicable Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify the applicable Borrower of such failure to fund and, upon demand by Agent, such Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

(iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by a Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by a Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to such Borrower as if such Defaulting Lender had made Advances to such Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to a Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and the applicable Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

(c)               Making of Swing Loans.

(i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to the applicable Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

(ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the Base Rate plus 200 basis points.

(d)               Agent Advances.

(i) Agent hereby is authorized by each Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to each Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or
(C) to pay any other amount chargeable to each Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

(ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the Base Rate plus 200 basis points.

(e) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by each Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

(iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(f) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records.

(g) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

(h) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including a Swing Loan), the outstanding Adjusted Revolver Usage does not exceed the Aggregate Borrowing Base by more than $500,000, (ii) after giving effect to such Advances (including a Swing Loan), the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Accounts for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the Base Rate plus 200 basis points without regard to the presence or absence of a Default or Event of Default.

(i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Accounts for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

(ii) Each Lender shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Accounts of interest, fees, or Lender Group Expenses.


2.5      Payments.


(a)               Payments by Borrowers.

(i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, Agent may assume that such Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent a Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.


(b)               Apportionment and Application of Payments.

(i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                           (A)      first, to pay any Lender Group Expenses
then due to Agent under the Loan Documents, until paid in full,

                           (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                           (C) third, to pay any fees then due to Agent (for its separate accounts, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

                           (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                           (E) fifth, to pay interest due in respect of all Agent Advances, until paid in full,

                           (F) sixth, ratably to pay interest due in respect of all other Advances (other than Agent Advances) and the Swing Loans until paid in full,

                           (G) seventh, to pay the principal of all Agent Advances until paid in full,

                           (H) eighth, to pay the principal of all Swing Loans until paid in full,

                           (I) ninth, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrowers or their Subsidiaries in respect of Bank Products, until paid in full,

                           (J) tenth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                           (K) eleventh, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrowers' and their Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                           (L) twelfth, to pay the principal of all other Advances and the Term Loan until paid in full,

                           (M) thirteenth, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and the Lenders, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                           (N)      fourteenth, to pay any other Obligations
(including Bank Product Obligations) until paid in full, and

                           (O) fifteenth, to Borrowers (to be wired to the applicable Borrower's Designated Account) or such other Person entitled thereto under applicable law.

                           Notwithstanding the foregoing to the contrary provided that no Default or Event of Default then exists, any payment which the Borrowers designate as being for principal and/or interest on the Term Loan shall be applied against the Term Loan Obligations.

(ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(h).

(iii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

2.6 Overadvances. If, at any time or for any reason, (a) the amount of Revolver Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, or (b) the Obligations (other than Bank Product Obligations and the Term Loan Obligations) exceed the Aggregate Borrowing Base (in each case, an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers, jointly and severally, hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Agent, on behalf of the Lender Group, as and when due and payable under the terms of this Agreement and the other Loan Documents.

2.7 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.


(a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit, the Term Loan Obligations and Bank Product Obligations) that have been charged to the Loan Accounts pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a Standard Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b) Letter of Credit Fees. Borrowers shall pay Agent (for the ratable benefit of the Lenders, subject to any letter agreement between Agent and individual Lenders), (i) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)), which shall accrue at a rate equal to 1.00% per annum times the Daily Balance of the undrawn amount of all outstanding standby Qualified Import Letters of Credit, (ii) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)), which shall accrue at a rate equal to 0.50% per annum times the Daily Balance of the undrawn amount of all outstanding documentary Qualified Import Letters of Credit, (iii) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 1.00% per annum times the Daily Balance of the undrawn amount of all outstanding standby Letters of Credit (other than Qualified Import Letters of Credit), and (iv) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 0.50% per annum times the Daily Balance of the undrawn amount of all outstanding documentary Letters of Credit (other than Qualified Import Letters of Credit).

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof or are due in respect to the Term Loan shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder, and

(ii) the Letter of Credit fee provided for above shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge such interest (including, but not limited to, interest due in respect to the Term Loan) and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in
                           Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to the Loan Accounts, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest (including, but not limited to, interest due in respect to the Term Loan) not paid when due shall be compounded by being charged to Borrowers' Loan Accounts and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Base Rate Standard Advances.

(e) Computation. All interest (including, but not limited to, interest due in respect to the Term Loan) and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.8      Cash Management.

(a) Borrowers have or shall each (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and have or shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

(b) Each Cash Management Bank has or shall establish and maintain Cash Management Agreements with Agent and Borrowers, in form and substance acceptable to Agent. Each such Cash Management Agreement has or shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account. Schedule 2.7 hereto includes a list of all Cash Management Banks which have entered into Cash Management Agreements with Agent and Borrower.

(c) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Schedule 2.7 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrowers and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrowers shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

(d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers are hereby deemed to have granted a Lien to Agent.

(e) At the request of the Agent, the Borrowers shall deliver to the Agent notification, executed by the Borrowers, to each depository institution which any DDA (other than DDA's established for petty cash) is maintained, in form and substance satisfactory to the Agent in its Permitted Discretion of the Agent's Lien in such DDA and, instructs the depository institution, upon direction of the Agent, to remit all amounts deposited from time to time in the DDA to the Agent's Account or as otherwise directed from time to time by the Agent. The Borrowers shall not establish any DDA hereafter unless, contemporaneous with such establishment, Borrower notifies Agent and, if requested by Agent, delivers to such depository institution the notification described herein. The Borrowers shall not change such direction or designation except upon the prior written consent of the Agent.

2.9 Crediting Payments. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.10 Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Each Borrower agrees to establish and maintain its Designated Account with the applicable Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by such Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and the applicable Borrower, any Advance, Agent Advance, or Swing Loan requested by such Borrower and made by Agent or the Lenders hereunder shall be made to the applicable Borrower's Designated Account.

2.11 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of each Borrower (each, a "Loan Account", and collectively, the "Loan Accounts") on which the applicable Borrower will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to such Borrower or for such Borrower's account under the Revolver, the Letters of Credit issued by Issuing Lender for the applicable Borrower's account, and with all other Revolver Obligations of such Borrower hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, each Borrower's Loan Account will be credited with all payments received by Agent from such Borrower or for such Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank attributable to such Borrower. Agent shall render statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Parent and Borrowers and the Lender Group unless, within 90 days after receipt thereof by the applicable Borrower, such Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.12 Fees. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual
Lenders:

(a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the result of (a) the Maximum Revolver Amount, less (b) the average Daily Balance of the Revolver Usage for the immediately preceding month,

(b) Audit, Appraisal, and Valuation Charges. For the separate account of Agent, audit, appraisal and valuation fees and charges, provided, however, that, so long as no Event of Default shall have occurred and be continuing, a Borrower shall be obligated to pay such fees and expenses for only 2 financial audits and 2 appraisals of such Borrower in any calendar year and a Borrower shall be obligated to pay such fees and expenses for no more than one (1) appraisal in any calendar year a Borrower at all times has maintained Excess Availability of at least Ten Million Dollars ($10,000,000) during such calendar year, and provided, further, however, that any audits or appraisals which Agent conducts in connection with the Bianca Acquisition or any other proposed Acquisition shall not be counted toward the aforesaid limits.

(c) Servicing Fee. On the first (1st) day of each month, a service fee of Two Thousand Five Hundred Dollars ($2,500) per month will be due and payable during the term of this Agreement. This Servicing Fee amends, restates and supersedes any prior agreement between the Borrowers and the Agent pursuant to that certain Fee Letter dated as of October 23, 2001.

2.13     Letters of Credit

(a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of each of the Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of each of the Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, the applicable Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit: (i) the Letter of Credit Usage would exceed the Aggregate Borrowing Base less the amount of outstanding Advances,

(ii) the Letter of Credit Usage would exceed Eight Million Dollars ($8,000,000), or

(iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

                  Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if the applicable Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that the applicable Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from the applicable Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

(b) Promptly following receipt of a notice of L/C Disbursement pursuant to
Section 2.12(a), each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if the applicable Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by the applicable Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

(d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto, and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Parent, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the Base Rate plus 200 basis points. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(g) Each Borrower acknowledges and agrees that certain of the Qualified Import Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer. If an Underlying Issuer accepts such a time draft that is presented under an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Letter of Credit will require the Issuing Lender to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof (including Sections 2.6(b) and 2.12(e)) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which Issuing Lender makes payment to the Underlying Issuer of the amounts paid on account of such time draft, Borrowers immediately shall reimburse such amount to Issuing Lender and such amount shall constitute an L/C Disbursement hereunder.

2.14     LIBOR Option Interest and Interest Payment Dates.

(a) In lieu of having interest charged at the rate based upon the Base Rate, Lead Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances or the entire outstanding balance of the Term Loan be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of the all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Lead Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Standard Advances hereunder in the case of the Revolver or the Base Rate in the case of the Term Loan. At any time that an Event of Default has occurred and is continuing with respect to Borrowers' Lead Borrower no longer shall have the option to request that Standard Advances or the Term Loan bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Standard Advances hereunder in the case of the Revolver or the Base Rate in the case of the Term Loan.
(a) LIBOR Election.

(i) Lead Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Lead Borrower's election of --------------- the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders. (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, Lead Borrower's shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to a Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

(iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

(b) Prepayments. Each Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section
2.4(b) or for any other reason,   including  early   termination  of  the  term
of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

(c)               Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Lead Borrower may, by notice to such affected Lender
(y) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

(ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and the Lead Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Standard Advances, and (z) the Lead Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(d) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

2.15 Capital Requirements. If, after the date hereof, any Lender determines that
(i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

2.16     Joint and Several Liability of Borrowers/Designation of Lead Borrowers
(a) Each Borrower recognizes that the credit available to it in respect to the Revolver and the Term Loan is in excess of and on better terms than it could otherwise obtain on and for its own account and that one of the reasons therefore is its joining in the credit facilities contemplated herein with the other Borrower. Consequently, each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                  (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

                  (f) Each Person composing Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                  (i) The provisions of this Section 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                  (j) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (k) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender Group, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

                  (l) Each Borrower hereby irrevocably designates and appoints Big Dog as the Lead Borrower and as such Borrower's agent to obtain loans and Advances under the Revolver established hereunder, the proceeds of which shall be available to each Borrower for those uses permitted hereunder. As a disclosed principal for its agent, each Borrower shall be obligated to each member of the Lender Group on account of loans and advances so made hereunder as if made directly to such Borrower, notwithstanding the manner by which such loans and Advances are recorded on the books and records of the Lead Borrower and of any other Borrower. The Lead Borrower shall act as a conduit for each Borrower (including itself as a "Borrower")) on whose behalf the Lead Borrower has requested an Advance under the Revolver or the issuance of an L/C . The Lead Borrower shall notify the Agent as to which Designated Account into which it shall deposit the proceeds of any Advance hereunder. No member of the Lender Group shall have any obligation to see to the application of such proceeds.

3.       CONDITIONS; TERM OF AGREEMENT.

3.1 Conditions Precedent to the Initial Extension of Credit. The effectiveness of this Agreement is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

(a) the Closing Date shall occur on or before July 15, 2005;

(b) Agent shall have confirmed, through UCC searches, that its lien remains a duly perfected, senior lien on the Collateral securing all of the Borrowers' Obligations hereunder through UCC searches and patent, copyright and trademark searches;

(c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

(i) this Agreement and all exhibits and schedules hereto;

(ii) the July, 2005 Amendment to Guarantor Security Agreement;

(iii) the Amended and Restated General Continuing Guaranty;

(iv) the July, 2005 Amendment of Stock Pledge Agreement;

(v) the July, 2005 Amendment to Copyright Security Agreement;

(vi) the July, 2005 Amendment to Trademark Security Agreement;

(vii) the July, 2005 Amendment to Intercompany Subordination Agreement;

(viii) Officers' Closing Certificate.

(d) Agent shall have received a certificate from the Secretary of each Borrower and Parent attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower or Parent is a party and authorizing specific officers of such Borrower to execute the same;

(e) Agent shall have received copies of each Borrower's and Parent's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower or Parent;

(f) Agent shall have received a certificate of status with respect to each Borrower and Parent, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower or Parent, which certificate shall indicate that such Borrower or Parent is in good standing in such jurisdiction;

(g) Agent shall have received certificates of status with respect to each Borrower or Parent, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

(h) Borrower shall have fully executed and delivered to Agent, an opening Borrowing Base Certificate, Closing Statement and Disbursement Letter and an Officers' Closing Certificate.

(i) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

(j) Agent shall have received an opinion of Borrowers' in-house counsel in form and substance satisfactory to Agent;

(k) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of each Borrower) that all tax returns required to be filed by each Borrower have been timely filed and all taxes upon each Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

(l) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder;

(m) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, and (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Agent;

(n) Agent shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Agent in its sole discretion;

(o) Agent shall have received Borrowers' Closing Date Business Plan; which condition Agent confirms has been satisfied

(p) Borrowers shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(q) Agent shall have received current copies of (i) the intellectual property license agreement between Parent and Big Dog, together with a certificate of the Secretary of Parent, certifying each such document as being a true, correct, and complete copy thereof, which shall be satisfactory to Agent in its Permitted Discretion;

(r) Agent shall have received evidence satisfactory to Agent in its Permitted Discretion that all copyrights required to be registered with the United States Copyright Office in order to register the Required Library have been registered in accordance with Section 6.16;

(s) Borrowers shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

(t) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent; and

(u) Agent shall have received that certain side letter between and among Parent, each Borrower, and the Lender Group regarding certain Events of Default.

3.2 Conditions Subsequent to the Extension of the Term Loan. The obligations of the Lender Group (or any member thereof) to advance (a) the Term Loan is subject to the fulfillment on a later date applicable thereto of each of the Term Loan Funding Conditions and to continue to make Advances and issue Letters of Credit under the Revolver is subject to he fulfillment within sixty (60) days of the date hereof of the following post-closing conditions and any additional conditions specified in the post-closing letter allowed by Agent to Borrowers on the date hereof:

                           (i) Borrowers shall have caused each other party to a Material Contract in effect as of the Closing Date to execute and deliver an Agent Contractor Agreement.

                           (ii) Agent shall have received copies of any additional Cash Management Agreements, credit card notifications, DDA notifications or collateral access agreements in respect to either Borrower that Agent may reasonably request in addition to any of such agreements which have previously been executed and delivered to Agent; provided, however, that for any retail store location in a Landlord's Lien State for which Borrowers have not furnished Agent with a collateral access agreement, Landlord shall establish a Landlord's Reserve in lieu of declaring an Event of Default to exist hereunder.


3.3 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

(a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

(c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates.

(d) no Material Adverse Change shall have occurred.

3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Parent, Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on October 23, 2009 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default..

3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

3.6 Early Termination by Borrower. Borrowers have the option, at any time upon 30 days prior written notice by Borrowers to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Borrowers have sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of the Lenders in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and
(b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

4.       CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Each Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrowers' Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of the Obligations and each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Borrowers' Collateral shall attach to all Borrowers' Collateral without further act on the part of Agent or Borrowers.

4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Accounts. Borrowers agree that they will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that they receive and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by them.

4.4 Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrowers shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any real property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Borrower's name and authorize Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Parent and Borrowers shall (a) provide Agent with a report of all new patentable materials and trademarkable materials acquired or generated by Parent and each Borrower during the prior period, (b) cause all patents and trademarks acquired or generated by Parent and each Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Parent's and each Borrower's ownership thereof, (c) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents and trademarks as being subject to the security interests created thereunder,
(d) provide Agent with the information required under Section 6.16 in respect of copyrights and copyrightable materials.

4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

4.6 Right to Inspect. Unless an Event of Default shall have occurred, Agent and each Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter upon reasonable prior notice and at reasonable times to inspect the books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing, but, in each case, subject to
Section 2.11(b) hereof:

                  (a) At Borrowers' expense (subject to Section 2.11(b) hereof), third parties acceptable to Agent and Lenders shall conduct physical inventories at all of Borrowers' store locations and at Borrowers' distribution centers at least the number of times per fiscal year as determined, as appropriate, by Agent in its Permitted Discretion provided, however, that cycle counts may be used in the conduct of such physical inventories consistent with Borrowers' current practices and otherwise satisfactory to Agent, in its Permitted Discretion. Agent and any Lender, at the expense of Borrowers (but subject to Section 2.11(b),) may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrowers.

                 (b) Agent or any Lender may from time to time conduct commercial finance audits (in each event, at the Borrowers' expense) (subject to Section 2.11(b) hereof) of Borrowers' Books.



4.7 Control Agreements. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of the applicable Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, Parent and each Borrower make the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

5.1 No Encumbrances. Each Borrower has good and indefeasible title to the Collateral free and clear of Liens except for Permitted Liens.

5.2 Acknowledgements Regarding The Walking Company Acquisition and Existing Obligations.

(i) With the consent of the Agent and Borrowers, Parent will promptly dissolve CSI and Borrowers and Parent confirm that CSI is no longer eligible to be a Borrower under this Agreement;

(ii) Neither Big Dog nor CSI ever completed the acquisition of any assets of Crazy Shirt, Inc.;

(iii) The First Unsecured Creditors Promissory Note issued for the benefit of creditors of The Walking Company pursuant to The Walking Company Plan of Reorganization has been paid in full by TWC and the First Unsecured Creditors Note Put Right has been extinguished;

(iv) TWC has completed The Walking Company Acquisition and in conjunction therewith, Parent has paid the Shoes.Com Loan in full and satisfied the Shoes.Com Administrative Claim in full;

(v) The IBD Note issued by Parent has been satisfied in full and neither Parent nor any of the Borrowers has any further liability thereunder;

(vi) The Second Unsecured Creditors Promissory Note has been paid in full and none of the Borrowers has any liability thereunder and the Second Unsecured Creditors Note Put Right has been extinguished;

(vii) In March, 2004, the Parent made the Parent Capital Contribution and the Parent Loan I and Parent Loan II and neither the Parent nor any of the Borrowers have any further liability therefor; and

(viii) The Junior Secured Creditors Promissory Note has been paid in full or converted to stock and neither the Parent nor any of the Borrowers has any further liability therefor and the Junior Secured Creditors Note Put Right Agreement has been terminated or exercised.

(ix) As of the date hereof, the Existing Loans and Existing L/C are as follows:

                 ---------------------------------- ----------------------------- -----------------------------------

                                                             Existing L/C's                Existing Loans
                 ---------------------------------- ----------------------------- -----------------------------------

                 TWC                                                     $0                    $3,035,201.21
                 ---------------------------------- ----------------------------- -----------------------------------

                 Big Dog                                           $208,234.69                 $2,430,542.24
                 ---------------------------------- ----------------------------- -----------------------------------

                 Total                                             $208,234.69                 $5,465,743.45
                 ---------------------------------- ----------------------------- -----------------------------------


                  The above amounts do not include accrued and accruing interest, fees and costs due under the Existing Loan Agreements. All of the Existing Loans and Existing L/Cs and all of the other Obligations owed to the Agents or Lenders by any of the Borrowers as of the date hereof are bona fide Obligations, which are duly secured by senior liens and security interests on the Collateral granted under the Existing Loan Agreements.

5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects. As to each item of Inventory that is identified by Borrowers as Eligible Inventory in a borrowing base report submitted to Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

5.4 Equipment. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

5.5 Eligible Credit Card Receivables. The Eligible Credit Card Receivables are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of the Borrowers' business, owed to Borrowers' without defenses, disputes, offsets, counterclaims, or rights of return or cancellation, other than rights of return of retail customers of the Borrowers' in the ordinary course of Borrowers' business.

5.6 Inventory Records. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

5.7 Location of Chief Executive Office; FEIN. The chief executive office of Parent and each Borrower is located at the address indicated in Schedule 5.7 and Parent's and each Borrower's FEINs are identified in Schedule 5.7.

5.8     Due Organization and Qualification; Subsidiaries.

(a) Parent and each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

(b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Parent and each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor any Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c) Set forth on Schedule 5.8(c), is a complete and accurate list of Parent's and each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent or the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Parent's or any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor any Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Parent's or any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

5.9      Due Authorization; No Conflict.

(a) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

(b) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

(c) Other than the filing of financing statements, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(d) This Agreement and the other Loan Documents to which each Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

(e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

(f) The execution, delivery, and performance by Parent of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Parent.

(g) The execution, delivery, and performance by Parent of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Parent, the Governing Documents of Parent, or any order, judgment, or decree of any court or other Governmental Authority binding on Parent, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Parent, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Parent, other than Permitted Liens, or (iv) require any approval of Parent's interestholders or any approval or consent of any Person under any material contractual obligation of Parent.

(h) The execution, delivery, and performance by Parent of the Loan Documents to which Parent is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(i) The Loan Documents to which Parent is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Parent will be the legally valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

5.10 Litigation Other than those matters disclosed on Schedule 5.10, and immaterial matters where the amount in controversy is less than $250,000, there are no actions, suits, or proceedings pending or, to the best knowledge of Parent or Borrowers, threatened against Parent or any Borrower, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Parent or any Borrower, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change. Schedule 5.10 includes, as applicable, for each matter set forth thereon (i) the name, docket number and jurisdiction for such matter, (ii) the status of such proceeding, and (iii) whether such matter is covered by an insurance policy and, if so, the insurance carrier, the policy number and the deductible amount associated with such insurance policy. There are no actions, suits or proceedings pending or, to the best knowledge of any Borrower, threatened against any Borrower that question the validity or enforceability of this Agreement or any other Loan Document or any action taken by any Borrower in connection therewith. Schedule 5.10(b) lists all of the Borrowers' Commercial Tort Claims existing as of the date hereof.

5.11 No Material Adverse Change. All financial statements relating to Borrowers or Parent that have been delivered by Borrowers or Parent to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' (or Parent's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers (or Parent, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

5.12     Fraudulent Transfer.

(a) Parent and each Borrower is Solvent.

(b) No transfer of property is being made by Parent or any Borrower and no obligation is being incurred by Parent or any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Parent or any Borrower.

5.13 Employee Benefits. None of Parent, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Parent's and Borrowers' knowledge, none of Parent's or Borrowers' assets has ever been used by Parent or Borrowers or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Parent's and Borrowers' knowledge, none of Parent's or Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Parent or Borrowers have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any real property owned or operated by Parent or Borrowers, and (d) none of Parent or Borrowers have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Parent or any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

5.15 Brokerage Fees. Neither Parent nor Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Parent or Borrowers in connection herewith.

5.16 Intellectual Property. Parent owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of Borrower's business as currently conducted. Parent has executed and delivered a fully paid, non-cancelable, world-wide license to Big Dog enabling Big Dog to use and exploit each of Parent's trademarks, trade names, copyrights, patents, patent rights, and licenses used in Big Dog's business. Parent has executed and delivered a fully paid, non-cancelable, world-wide license to TWC enabling TWC to use and exploit each of Parent's trademarks, trade names, copyrights, patents, patent rights, and licenses used in TWC's business. Attached hereto as Schedule 5.16 is a true, correct, and complete listing as of the Closing Date of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Parent or a Borrower is the owner or a licensee. Parent acknowledges that it has purported to terminate the license previously granted by Parent to Motorcycle in and to the marks "Big Dog", "Big Dog Motorcycles", "Big Dog Service Center" and "Big Dog Motorcycles for Design" and certain other motorcycle related marks (collectively, the "Marks") and is engaged in litigation (described on Schedule 5.18) with Motorcycles regarding the Marks.

5.17 Leases. Borrowers enjoy peaceful and undisturbed possession under all leases material to the warehouse's business of Borrowers and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrowers exists under any of them. Parent enjoys peaceful and undisturbed possession under all leases material to the business of Parent and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Parent exists under any of them. Set forth on Schedule 5.17 is a true, correct and complete listing as of the Closing Date of all leased locations. Each Borrower maintains its principal warehouse operations at 15614 Shoemaker Avenue, Santa Fe Springs, California 90670 and enjoys peaceful undisturbed possession of such warehouse. Without limitation of the generality of the foregoing, TWC enjoys peaceful undisturbed possession of such warehouse pursuant to that certain written sublicense agreement between Big Dog and Borrower (the "Warehouse Sublicense") and such Warehouse Sublicense is valid in full force and effect and no material default by either Borrower exists under such license, which license has been consented to by Big Dog's landlord which has also entered into a Collateral Access Agreement in favor of Agent in respect to the TWC Inventory maintained on such premises. The Borrowers have and shall continue to ensure that Inventory of TWC and Big Dog is separated, segregated and readily identifiable from each other and other items in Inventory or items stored at such warehouse location.

5.18 DDAs. Set forth on Schedule 5.18 are all of Parent's and Borrowers' DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Parent or Borrowers in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent or Borrowers in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Parent's and Borrowers' good faith best estimate of its future performance for the periods covered thereby.

5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Parent, each Borrower, and their Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

5.21 Inactive Subsidiaries. The Inactive Subsidiaries do not own any material assets and do not engage in any business activity whatsoever.

5.22 Material Agreements. Neither the consummation of the Bianca Acquisition pursuant to the Bianca Acquisition Documents or any other documents evidencing the Bianca Acquisition nor the grant by Parent or its Subsidiaries of security interests in the Collateral as contemplated hereunder and under the other Loan Documents will conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Parent or any of its Subsidiaries. Set forth on
Schedule 5.22 is a list of all Material Contractor Agreements in effect on the date hereof.

5.23 Right to Inspect; Inventories, Appraisals and Audits. Unless an Event of Default shall have occurred, Agent and each Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter upon reasonable prior notice and at reasonable times to inspect the books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing, but, in each case, subject to Section 2.11(b) hereof:

                  (a) At Borrowers' expense, third parties acceptable to Agent and Lenders shall conduct physical inventories at all of Borrowers' store locations and at Borrowers' distribution centers at least the number of times per fiscal year as determined, as appropriate, by Agent in its Permitted Discretion provided, however, that cycle counts may be used in the conduct of such physical inventories consistent, with Borrowers' current practices and otherwise satisfactory to Agent, in its Permitted Discretion. Agent and any Lender, at the expense of Borrowers (but subject to Section 2.11(b), may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrowers.

                 (b) Agent or any Lender may from time to time conduct commercial finance audits (in each event, at the Borrowers' expense) of Borrowers' Books.

5.24 Patriot Act. No Borrower is (nor will it be) a Person with whom the Agents or Lenders are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of Treasury of the United States of America (including, those persons named on the OFAC's specially designated and Blocked Persons list) or under any similar statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support, or Terrorism) or other governmental action; no Borrower is knowingly engaging in and (shall not knowingly engage in) any dealings or transactions or otherwise associated with such persons. In addition, each Borrower hereby agrees to provide the Administrative Agent with any additional information that the Administrative Agent deems reasonable and necessary from time to time in connection with the transactions contemplated by this Agreement in order to assure compliance with all applicable laws, rules and regulations concerning money laundering and similar activities.



5.25 Credit Card Processors. Set forth on Schedule 5.22 are all of Borrower's credit card clearinghouses or other processors, including, with respect to each clearinghouse or processor (i) the name and address of such clearinghouse or processor, and (ii) the account numbers of the accounts maintained with such clearinghouse or processor.

6.       AFFIRMATIVE COVENANTS.

                  Each of Parent and each Borrower, jointly and severally, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Parent and Borrower shall and shall cause each of its respective Subsidiaries to do all of the following:

6.1 Accounting System. Maintain a system of accounting that enables Parent and Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrowers also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

6.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent on a consolidated and consolidating basis:

========================== ====================================================
Daily (a) a borrowing base certificate, with summary backup information provided weekly.
-------------------------- ----------------------------------------------------
Weekly (not later than (b) Inventory reports specifying cost and retail value of Borrowers' Inventory, by Tuesday of the following category, with additional detail showing additions to an deletions from the Inventory, week) and

                           (c) a daily flash report.
-------------------------- ---------------------------------------------------
Monthly (not later than    (d) a monthly sales report,
the 20th day of each
month)                     (e) a monthly comparable sales report,

                           (f) a Statement of Store Activity (on Agent's form),,

                           (g) a report of Inventory by location,

                           (h) an open-to-buy report,

                           (i) Stock Ledger by Department

                           (j) an open payables report (an accounts payable report by due date),

                           (k) an Inventory certificate (on Agent's form) inclusive of sales to stock percentages,

                           (l) a purchases and accounts payable aging analysis form with account payable aging (on Agent's form), and


-------------------------- --------------------------------------------------
Monthly (not later than (n) a reconciliation of the stock ledger to Borrowers' availability and to the general the last day of each ledger, month for the immediately preceding (p) an officer's compliance certificate (on Agent's form), consistent with Section month) 6.3(a)(ii) and (iv) hereof and in respect of rent, tax, and insurance compliance (on
                           Agent's form),
-------------------------- ---------------------------------------------------

Quarterly                  (q) INTENTIONALLY OMITTED
-------------------------- ----------------------------------------------------
Upon                       request by Agent (r) such other reports as to the
                           Collateral, or the financial condition of each
                           Borrower or Parent, as Agent may request.
========================== ====================================================

                  In addition, each of Parent and each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:


(a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

(i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

(ii) a certificate signed by the chief financial officer of Parent to the effect that:

(A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments)and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

(B) the representations and warranties of Parent and Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

(C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Parent or Borrowers have taken, are taking, or propose to take with respect thereto), and

(iii) for each month that is the date on which a financial covenant in Section 7.21 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.21, and

(b) as soon as available, but in any event within 105 days after the end of each of Parent's fiscal years,

(i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

(ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.21,

(c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years,

(i) copies of Parent's and each Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming fiscal year, on a yearly and month by month basis, certified by the chief financial officer of Parent or Borrower as being such officer's good faith best estimate of the financial performance of Parent and Bank during the period covered thereby,

(d)               if and when filed by Parent,

(i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(ii)              any other filings made by Parent with the SEC,

(iii) copies of Parent's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

(iv) any other information that is provided by Parent to its shareholders generally,

(e) if and when filed by any Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where the failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

(f) as soon as either Parent or a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Parent or Borrowers propose to take with respect thereto, and

(g) upon the request of Agent, any other report reasonably requested relating to the financial condition of Parent or Borrowers.

                  In addition to the financial statements referred to above, Parent agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent. Parent and each Borrower agrees that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Parent or Borrowers Agent reasonably may request. Parent and each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

6.4      [Intentionally Omitted].

6.5 Return. Cause returns and allowances, as between Borrowers and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Borrower, as they exist at the time of the execution and delivery of this Agreement. If any Account Debtor returns any Inventory to any Borrower, such Borrower promptly shall determine the reason for such return and, if the applicable Borrower accepts such return, issue a credit memorandum in the appropriate amount to such Account Debtor.

6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Parent or its Subsidiaries or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Parent and each Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Parent or the applicable Borrower has made such payments or deposits. Parent and each Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Borrower is required to pay any such excise tax.

6.8      Insurance.

(a) At Parent's or Borrowers' expense, maintain insurance respecting their assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Each of Parent and Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Parent and each Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

(b) Parent and each Borrower shall give Agent prompt notice of any loss in excess of $250,000 covered by such insurance. Agent shall have the exclusive right to adjust, in its reasonable discretion, any losses payable under any such insurance policies in excess of $250,000, without any liability to Parent or Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to the applicable Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

6.9      Intentionally Omitted.

6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

6.11 Leases. Pay when due all rents and other amounts payable under any leases to which Parent or any Borrower is a party or by which Parent's or any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. Notwithstanding the foregoing, neither Parent nor any Borrower shall be deemed to have violated this Section unless Parent or Borrower, as applicable, have leases that are not in compliance with the foregoing and such leases have reached the Leasehold Threshold.

6.12 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement. Parent and each Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Parent and each Borrower, and Parent and each Borrower, jointly and severally, agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from the Lender Group under this Agreement.

6.13 Existence. At all times preserve and keep in full force and effect Parent's and each Borrower's valid existence and good standing and any rights and franchises material to Parent's and each Borrower's businesses.

6.14     Environmental.

(a) Keep any property either owned or operated by Parent or any Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,
(b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or any Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following:
(i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or any Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Parent or any Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

6.15 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

6.16 Copyright Registrations. Maintain in accordance with this Section, valid registered, or applied for, copyrights with the United States Copyright Office constituting the Required Library. Parent and each Borrower shall (a) cause all copyrights generated by each of Parent and each Borrower and constituting the Required Library to be registered with the United States Copyright Office in a manner sufficient to impart constructive notice of Parent's and each Borrower's ownership thereof, (b) on such periodic basis as Agent shall require, provide Agent with a report of all new copyrightable materials constituting the Required Library that have been acquired or generated by each of Parent and each Borrower during the prior period, and (c) cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than the last Business Day within 10 days following the date that such copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent in such new copyrights, which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by Parent and each Borrower to Agent of a security interest in such copyrights.

7.       NEGATIVE COVENANTS.

                  Each of Parent and each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Parent and Borrowers will not and will not permit any of their respective Subsidiaries extant as of the Closing Date to do any of the following:

7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b) Indebtedness set forth on Schedule 5.20,

(c) Permitted Purchase Money Indebtedness, and

(d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Parent or the applicable Borrower's, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness; (e) Indebtedness composing Permitted Investments;

(f) Indebtedness of a Borrower resulting from Permitted Intercompany Advances;

(g) obligations of TWC under the Bianca Acquisition Agreement;

(h) guarantees permitted under Section 7.6;

(i) Subordinated Indebtedness incurred in connection with the consummation of a Permitted Acquisition; and

(j) Indebtedness incurred pursuant to Permitted Bond Financing.

7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

7.3      Restrictions on Fundamental Changes.

(a) Except for the consummation of Permitted Acquisitions, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

(c) Other than a sale of Cash Equivalents by Parent or any Borrower in a Permitted Bond Financing, Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of the assets of any Borrower.

7.5 Change Name. Change any Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that a Borrower may change its name upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (a) by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Agent, and (b) guarantees by Parent of the leases of Big Dog or TWC.

7.7 Nature of Business. Make any change in the principal nature of Borrowers' business.

7.8      Prepayments and Amendments.

(a) Except in connection with a refinancing permitted by Section 7.1(d) or in connection with a Permitted Bond Financing, prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, other than the Obligations in accordance with this Agreement;

(b) Except in connection with a refinancing permitted by Section 7.1(d) or in connection with a Permitted Bond Financing, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1 (c);

(c) Intentionally Omitted. ;

(d) Prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrowers, other than the Obligations in accordance with this Agreement .

(e) Amend, modify, alter, increase, or change (directly or indirectly) any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) or (p).

7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

7.11 Distributions. Other than Permitted Distributions, make any Distribution (in cash or other property).

7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrowers' financial condition.

7.13 Investments. Except for Permitted Investments (including investments in connection with a Permitted Bond Financing), directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrowers and their Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts, and other than temporary (i.e., held for less than 2 Business Days) deposits of retail store receipts made by Borrowers in deposit accounts maintained at banks that are physically proximate to the stores that generated such receipts) in deposit accounts or Securities Accounts in excess of $1,000,000 outstanding at any one time unless the applicable Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

7.14 Transactions with Affiliates. Except for Permitted Intercompany Advances, Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of the applicable Borrower's business, upon fair and reasonable terms, that are no less favorable to the applicable Borrower than would be obtained in an arm's length transaction with a non-Affiliate, and for any transaction the book value of which is $100,000 or greater, that are fully disclosed to Agent.

7.15     Suspension. Suspend or go out of a substantial portion of its business

7.16     Intentionally Omitted.

7.17 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) (b) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (c) upon satisfaction of the Bianca Funding Conditions, to pay all of the cash purchase consideration payable by it for the Bianca Acquisition.

7.18 Change in Location of Chief Executive Office. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location.

7.19 Securities Accounts. Except in connection with a Permitted Bond Financing, establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrowers shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

7.20 Inactive Subsidiary. Permit the Inactive Subsidiaries to (a) own any material assets, or (b) engage in any business activity.

7.21     Financial Covenants

                       (a)(i) Capital Expenditures. Make Capital expenditures, measured on a consolidated basis in excess of Five Million Dollars ($5,000,000) for the 2005 fiscal year; provided, however, that the Borrower shall not be subject to this covenant so long as the Borrowers maintain Excess Availability of at least $7,500,000 at all times. The permissible level of Capital Expenditures for each of the Borrowers' Fiscal Years subsequent to 2005 shall be established by Agent, in its Permitted Discretion, after consultation with the Borrowers based on the Borrowers' Business Plan for the then current Fiscal Year as approved by agent, in its Permitted Discretion, or on the basis of such other financial information as is then in Agent's possession.

                       (ii) Term Loan/EBITDA. For so long as any of the Term Loan Obligations are outstanding, Parent shall have EBITDA, determined on a consolidated basis and cumulative for the period from July 1, 2005 through the last day of the applicable month set forth below, of not less than the required amount set forth in the following table:

                      ------------------------------------------------ ----------------------------------------------
                      Applicable Period                                Required Amount
                      (month ending)
                      ------------------------------------------------ ----------------------------------------------
                      July, 2005                                       $1,500,000
                      ------------------------------------------------ ----------------------------------------------
                      August, 2005                                     $2,500,000
                      ------------------------------------------------ ----------------------------------------------
                      September, 2005                                  $1,600,000
                      ------------------------------------------------ ----------------------------------------------
                      October, 2005                                    $1,800,000
                      ------------------------------------------------ ----------------------------------------------
                      November, 2005                                   $3,000,000
                      ------------------------------------------------ ----------------------------------------------
                      December, 2005                                   $7,250,000
                      ------------------------------------------------ ----------------------------------------------


On or before January 15, 2006 and each January 15 thereafter that the Obligations are outstanding, the Agent, after consultation with the Borrowers, shall establish required levels of EBITDA as of the end of each month of fiscal 2006 and each month of each fiscal year thereafter during the term, based on the Business Plan for that fiscal year and/or such other financial information available to Agent . In the event that Agent is unable to establish new levels of EBITDA for any fiscal year due to Borrower's failure to provide it with a Business Plan or other financial information or any other reason, the Minimum Excess Availability Reserve shall increase to Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) until such time, if any, as Agent is able to establish EBITDA levels for such fiscal year.

                  After the last "Applicable Period" set forth in the above chart, Agent, in its Permitted Discretion, shall establish required amounts of EBITDA on a month-end or quarterly basis for the trailing twelve month periods thereafter, which covenants shall be based upon Projections delivered to Agent pursuant to Section 6.3(c)(i) and utilizing criteria similar to the criteria that Agent used to establish the EBITDA covenants in the above table.



7.22 Material Agreements. Directly or indirectly amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of that certain letter agreement between [Hanes Printables] and Big Dog, whereby Big Dog clarifies certain aspects of the arrangement under which [Hanes Printables] delivers to Big Dog quantities of t-shirts, sport shirts, tank tops, sweaters and other goods or any other Material Contractor Agreement or enter into any new Material Contractor Agreement without obtaining An Agent's Contractor Agreement.

8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

8.1 If any Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations), provided, however, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 5 Business Days of Parent's receipt of telephonic or other notice of such Overadvance, the applicable Borrower eliminates such Overadvance;

8.2 If either Borrower fails to (a) perform, keep, or observe any covenant or other provision contained in Sections 6.1, 6.3, 6.5, 6.6, 6.7, 6.10, 6.11, 6.12,
6.13, 6.14, 6.15, and 6.16 of this Agreement and such failure or neglect continues for a period of 15 days after the date on which such failure or neglect first occurs, or (b) perform, keep, or observe any covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in Section 8 of this Agreement) or the other Loan Documents (other than a Section of such other Loan Documents dealt with elsewhere in Section 8 of this Agreement) and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs, or (c) perform, keep, or observe any covenant or other provision contained in Section 6.8 of this Agreement, or Section 7 of this Agreement or any comparable provision contained in any of the other Loan Documents, or (d) fails to perform, keep, or observe any covenant or other provision contained in
Section 6.2 of this Agreement and such failure or neglect continues for a period of 1 day after the date on which Agent provides Borrower telephonic or written notice of such failure or neglect;

8.3 If any material portion of Parent's or any Borrower's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

8.4 If an Insolvency Proceeding is commenced by Parent or Big Dog and/or the initiation by or on behalf of Big Dog of the liquidation or wind up of all or any part of a Big Dog's business or operations. To the extent that TWC has meaningful business operations, if any Insolvency Proceeding is commenced by TWC and/or the initiation by or on behalf of TWC of the liquidation or wind up of all or any part of TWC's business or operations.

8.5 If an Insolvency Proceeding is commenced against Parent or any Borrowers, and any of the following events occur: (a) Parent or any Borrower consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Parent or any Borrower, or
(e) an order for relief shall have been entered therein;

8.6 If Parent, any Borrower or any of their Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

8.7 If (a) a notice of Lien is filed of record with respect to Borrower's or any of its Subsidiaries' assets by the United States or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of Agent in and to the Collateral or any portion thereof (a "Non-Federal Priority Lien"); or (b) a notice of Lien is filed of record with respect to Borrower's or any of its Subsidiaries' assets by any state, county, municipal, or governmental agency that is not a Non-Federal Priority Lien (a "Non-Federal Non-Priority Lien"); provided, however, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or the combination thereof, is less than $250,000, an Event of Default shall not occur under this section if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least 5 days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Agent shall have the absolute right to establish and maintain a reserve against the Borrowing Base and the Maximum Loan Amount in an amount equal to the aggregate amount of the underlying claims (determined by Agent, in its Permitted Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Agent, in its Permitted Discretion, to arise in connection therewith);

8.8 If one or more judgments or other claims involving an aggregate amount of $1,000,000 or more becomes a Lien or encumbrance upon any material portion of Parent's, any Borrower's or any of their Subsidiaries' assets and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture, provided, however, that an Event of Default shall not occur if (a) such judgment is fully insured (without a reservation of rights), or (b) prior to the expiration of the 30-day period or 5-day period, as applicable, such judgment or claim is appealed and the applicable judgment debtor secured a bond covering the full amount of such judgment;

8.9 If there is a default in any agreement involving an aggregate amount of, in Agent's sole discretion, $500,000, to which Parent, any Borrower or any of their Subsidiaries is a party and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Parent's, any Borrower's or their Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to any automatic renewal right therein;

8.10 If Parent, any Borrower or any of their Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by Parent, any Borrower, any of their Subsidiaries, or any officer, employee, agent, or director of Parent, any Borrower or any of their Subsidiaries;

8.12 If the obligation of Parent under the Guaranty is limited or terminated by operation of law or by Parent thereunder; or

8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, unless such failure is caused by Agent or the Lender Group; or

8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Parent or any Borrower, or a proceeding shall be commenced by Parent or any Borrower, or by any Governmental Authority having jurisdiction over Parent or any Borrower, seeking to establish the invalidity or unenforceability thereof, or Parent or any Borrower shall deny that Parent or any Borrower has any liability or obligation purported to be created under any Loan Document.

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Parent and Borrowers:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

(c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

(d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Accounts with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

(e) Cause Borrowers to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of the Lender Group;

(f) Without notice to or demand upon any Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Borrowers' Collateral if Agent so requires, and to make the Borrowers' Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Borrowers' Collateral is located, to take and maintain possession of the Borrowers' Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

(g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

(h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

(i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrowers' Collateral. Each Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrowers' Collateral, in completing production of, advertising for sale, and selling any Borrowers' Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

(j) Sell the Borrowers' Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Borrowers' Collateral be present at any such sale;

(k) Agent shall give notice of the disposition of the Borrowers' Collateral as follows:

(i) Agent shall give Borrowers (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrowers' Collateral, the time on or after which the private sale or other disposition is to be made; and

(ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrowers as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrowers' Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(l) Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;

(m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(n) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

(o) Any deficiency that exists after disposition of the Borrowers' Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers (for the benefit of the applicable Borrower).

9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

                  If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

11.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which each such Borrower may in any way be liable.

11.2 The Lender Group's Liability for Collateral. Each Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Parent or Borrowers, on the one hand, or Agent, on the other hand, to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Parent, the applicable Borrower, or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Parent, the applicable Borrower, or Agent, as the case may be, at its address set forth below:

                  If to Parent or
                  Borrowers:                BIG DOG HOLDINGS, INC.
                                            BIG DOG USA, INC.
                                            THE WALKING COMPANY
                                            121 Gray Avenue
                                            Santa Barbara, California
                                            Attn:    Andrew Feshbach
                                                     Anthony Wall, Esq.
                                            Fax No. (805) 962-9460
Tel. No. (805) 963-8727 x1363

                  with copies to:           BUCHALTER, NEMER, FIELDS & YOUNGER
                                            601 South Figueroa Street,24th Floor
                                            Los Angeles, CA  90017
                                            Attn: William Schoenholz, Esq.
                                            Fax No. (213) 896-0400
                                            Tel. No. (213) 891-5004

                  If to Agent:


                                            WELLS FARGO RETAIL FINANCE II, LLC
                                            1 Boston Place
                                            Boston, Massachusetts 02108
                                            Attn:  Account Executive, Big Dog
                                            and The Walking Company
                                            Fax No. (617) 523-4032
                                            Tel.No. (617) 624-4400

                  with copies to:           BROWN RUDNICK BERLACK ISRAELS, LLP
                                            One Financial Center
                                            Boston, MA  02111
                                            Attn:  Steven B. Levine, Esq.
                                            Tel. No. (617) 856-8587
                                            Fax No. (617) 856-8201




                  Agent, Parent, and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Parent and each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SUFFOLK, COMMONWEALTH OF MASSACHUSETTS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

(c) EACH BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

14.1     Assignments and Participations.

(a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrowers and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

(b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrowers) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section
11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto,
(2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance,
(4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business. Prior to making any such disclosure of any such documents or information, the Lender shall cause such prospective assignee or participant to enter into a confidentiality agreement containing confidentiality provision substantially similar to those contained in Section 16.17(d).

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrowers and acknowledged by Agent, do any of the following:

(a) increase or extend any Commitment of any Lender,

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

(d) change the percentage of the Commitments that is required to take any action hereunder,

(e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

(f) release Collateral other than as permitted by Section 16.12,

(g) change the definition of "Required Lenders",

(h) contractually subordinate any of the Agent's Liens,

(i) release any Borrower or Parent from any obligation for the payment of money, or

(j) change the definitions of Borrowing Base, Dilution, Dilution Reserve, Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible Landed Inventory, Maximum Revolver Amount, Net Liquidation Percentage, Term Loan Amount, or change Section 2.1(b); or

(k) amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

15.2 Replacement of Holdout Lender. If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have not right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                  Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

15.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.      AGENT; THE LENDER GROUP.

16.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

16.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

16.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrowers or the books or records or properties of any of Borrowers' Subsidiaries or Affiliates.

16.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

16.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

16.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

16.8 Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

16.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

16.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

16.11    Withholding Taxes.

(a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Borrowers:

(i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and
                  (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrowers;

(ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrowers;

(iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrowers;

(iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

(c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(e) All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

16.12    Collateral Matters.

(a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower owned any interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to a Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of
(y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

16.13    Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

16.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

16.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

16.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrowers of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrowers, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender. 16.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

16.19 Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Brown Rudnick Berlack Israels LLP ("BRBI") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Brobeck does not represent it in connection with any such matters.

17.      GENERAL PROVISIONS.

17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5 Amendments in Writing. This Agreement only can be amended by a writing in accordance with Section 15.1.

17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or Parent or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Parent automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                        BIG DOG HOLDINGS, INC.,
                                        a Delaware corporation

                                        By:
                                        Title:


                                        BIG DOG USA, INC.,
                                        a California corporation

                                        By:
                                        Title:


                                        THE WALKING COMPANY,
                                        a Delaware corporation

                                        By:
                                        Title:


                                        WELLS FARGO RETAIL FINANCE II, LLC,
                                        a Delaware limited liability company,
                                        as Agent and as a Lender

                                        By:
                                        Title:

                                TABLE OF CONTENTS

1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Accounting Terms...............................................................................39
         1.3      Code...........................................................................................39
         1.4      Construction...................................................................................39
         1.5      Schedules and Exhibits.........................................................................40

2.       LOAN AND TERMS OF PAYMENT...............................................................................40
         2.1      Revolver Advances..............................................................................40
         2.2      Term Loan......................................................................................42
         2.3      Borrowing Procedures and Settlements...........................................................43
         2.4      Payments.......................................................................................50
         2.5      Overadvances...................................................................................53
         2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations....................53
         2.7      Cash Management................................................................................55
         2.8      Crediting Payments.............................................................................56
         2.9      Designated Account.............................................................................56
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................57
         2.11     Fees...........................................................................................57
         2.12     Letters of Credit..............................................................................58
         2.13     LIBOR Option...................................................................................61
         2.14     Capital Requirements...........................................................................64
         2.15     Joint and Several Liability of Borrowers.......................................................64

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................68
         3.1      Conditions Precedent to the Initial Extension of Credit........................................68
         3.2      Conditions Subsequent to the Extension of the Term Loan........................................70
         3.3      Conditions Precedent to all Extensions of Credit...............................................71
         3.4      Term...........................................................................................71
         3.5      Effect of Termination..........................................................................71
         3.6      Early Termination by Borrower..................................................................72

4.       CREATION OF SECURITY INTEREST...........................................................................72
         4.1      Grant of Security Interest.....................................................................72
         4.2      Negotiable Collateral..........................................................................73
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................73
         4.4      Delivery of Additional Documentation Required..................................................73
         4.5      Power of Attorney..............................................................................73
         4.6      Right to Inspect...............................................................................74
         4.7      Control Agreements.............................................................................74

5.       REPRESENTATIONS AND WARRANTIES..........................................................................75
         5.1      No Encumbrances................................................................................75
         5.2      Acknowledgements...............................................................................75
         5.3      Eligible Inventory.............................................................................76
         5.4      Equipment......................................................................................76
         5.5      Eligible Credit Card Accounts..................................................................76
         5.6      Inventory Records..............................................................................76
         5.7      Location of Chief Executive Office; FEIN.......................................................77
         5.8      Due Organization and Qualification; Subsidiaries...............................................77
         5.9      Due Authorization; No Conflict.................................................................77
         5.10     Litigation.....................................................................................79
         5.11     No Material Adverse Change.....................................................................79
         5.12     Fraudulent Transfer............................................................................79
         5.13     Employee Benefits..............................................................................79
         5.14     Environmental Condition........................................................................79
         5.15     Brokerage Fees.................................................................................80
         5.16     Intellectual Property..........................................................................80
         5.17     Leases.........................................................................................80
         5.18     DDAs...........................................................................................81
         5.19     Complete Disclosure............................................................................81
         5.20     Indebtedness...................................................................................81
         5.21     Inactive Subsidiaries..........................................................................81
         5.22     Material Agreements............................................................................81
         5.23     Credit Card Processors.........................................................................82

6.       AFFIRMATIVE COVENANTS...................................................................................83
         6.1      Accounting System..............................................................................83
         6.2      Collateral Reporting...........................................................................83
         6.3      Financial Statements, Reports, Certificates....................................................84
         6.4      [Intentionally Omitted]........................................................................86
         6.5      Return.........................................................................................86
         6.6      Maintenance of Properties......................................................................86
         6.7      Taxes..........................................................................................86
         6.8      Insurance......................................................................................87
         6.9      Litigation.......................................................................................
         6.10     Compliance with Laws...........................................................................87
         6.11     Leases.........................................................................................88
         6.12     Brokerage Commissions..........................................................................88
         6.13     Existence......................................................................................88
         6.14     Environmental..................................................................................88
         6.15     Disclosure Updates.............................................................................88
         6.16     Copyright Registrations........................................................................89

7.       NEGATIVE COVENANTS......................................................................................89
         7.1      Indebtedness...................................................................................89
         7.2      Liens..........................................................................................90
         7.3      Restrictions on Fundamental Changes............................................................90
         7.4      Disposal of Assets.............................................................................90
         7.5      Change Name....................................................................................90
         7.6      Guarantee......................................................................................91
         7.7      Nature of Business.............................................................................91
         7.8      Prepayments and Amendments.....................................................................91
         7.9      Change of Control..............................................................................91
         7.10     Consignments...................................................................................91
         7.11     Distributions..................................................................................91
         7.12     Accounting Methods.............................................................................91
         7.13     Investments....................................................................................92
         7.14     Transactions with Affiliates...................................................................92
         7.15     Suspension.....................................................................................92
         7.16     Intentionally Omitted..........................................................................92
         7.17     Use of Proceeds................................................................................92
         7.18     Change in Location of Chief Executive Office...................................................92
         7.19     Securities Accounts............................................................................92
         7.20     Inactive Subsidiary............................................................................93
         7.21     Financial Covenants............................................................................93
         7.22     Material Agreements............................................................................94

8.       EVENTS OF DEFAULT.......................................................................................94

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES..................................................................97
         9.1      Rights and Remedies............................................................................97
         9.2      Remedies Cumulative............................................................................99

10.      TAXES AND EXPENSES......................................................................................99

11.      WAIVERS; INDEMNIFICATION...............................................................................100
         11.1     Demand; Protest; etc..........................................................................100
         11.2     The Lender Group's Liability for Collateral...................................................100
         11.3     Indemnification...............................................................................100

12.      NOTICES. 101

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................................................102

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.............................................................103
         14.1     Assignments and Participations................................................................103
         14.2     Successors....................................................................................106

15.      AMENDMENTS; WAIVERS....................................................................................106
         15.1     Amendments and Waivers........................................................................106
         15.2     Replacement of Holdout Lender.................................................................107
         15.3     No Waivers; Cumulative Remedies...............................................................108

16.      AGENT; THE LENDER GROUP................................................................................108
         16.1     Appointment and Authorization of Agent........................................................108
         16.2     Delegation of Duties..........................................................................109
         16.3     Liability of Agent............................................................................109
         16.4     Reliance by Agent.............................................................................109
         16.5     Notice of Default or Event of Default.........................................................110
         16.6     Credit Decision...............................................................................110
         16.7     Costs and Expenses; Indemnification...........................................................111
         16.8     Agent in Individual Capacity..................................................................111
         16.9     Successor Agent...............................................................................112
         16.10    Lender in Individual Capacity.................................................................112
         16.11    Withholding Taxes.............................................................................112
         16.12    Collateral Matters............................................................................114
         16.13    Restrictions on Actions by Lenders; Sharing of Payments.......................................115
         16.14    Agency for Perfection.........................................................................116
         16.15    Payments by Agent to the Lenders..............................................................116
         16.16    Concerning the Collateral and Related Loan Documents..........................................116
         16.17    Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information
                  116
         16.18    Several Obligations; No Liability.............................................................118
         16.19    Legal Representation of Agent.................................................................118

17.      GENERAL PROVISIONS.....................................................................................118
         17.1     Effectiveness.................................................................................118
         17.2     Section Headings..............................................................................118
         17.3     Interpretation................................................................................118
         17.4     Severability of Provisions....................................................................119
         17.5     Amendments in Writing.........................................................................119
         17.6     Counterparts; Telefacsimile Execution.........................................................119
         17.7     Revival and Reinstatement of Obligations......................................................119
         17.8     Integration...................................................................................119

                             EXHIBITS AND SCHEDULES

Exhibit A-1                                 Form of Assignment and Acceptance
Exhibit B-1                                 Form of Borrowing Base
Exhibit C-1                                 Form of Compliance Certificate
Exhibit L-1                                 Form of LIBOR Notice
Exhibit T-1                                 Form of Term Loan Note

Schedule A-1                                Agent's Account
Schedule B-1                                Big Dog Designated Account
Schedule C-1                                Commitments
Schedule E-1                                Eligible Inventory Locations
Schedule P-1                                Permitted Liens
Schedule 2.7(a)                             Cash Management Bank
Schedule 5.7                                Chief Executive Office; FEIN
Schedule 5.8(b)                             Capitalization of Borrowers
Schedule 5.8(c)                             Capitalization of Borrowers' Subsidiaries
Schedule 5.10(a)                            Litigation
Schedule 5.10(b)                            Borrowers' Commercial Tort Claims
Schedule 5.14                               Environmental Matters
Schedule 5.16                               Intellectual Property
Schedule 5.17                               List of Leases
Schedule 5.18                               Demand Deposit Accounts
Schedule 5.20                               Permitted Indebtedness
Schedule 5.22                               Borrowers' Credit Card List

                                  Schedule A-1
                                 Agent's Account


                                JPMorgan Chase Bank
                                New York, New York*
                                ABA# 021000021
                                Credit to: Wells Fargo Retail Finance
                                Account No. 323-266193
                                Re: (name of client to credit)




*Complete address, if needed:

JPMorgan Chase Bank
Funds Transfer Services
4 New York Plaza, 15th Floor
New York, NY 10004
Attention: Operations Manager

                                  Schedule B-1
                     Borrowers' Operating Designated Account

         The following accounts or such other accounts of Borrower (located within the United States) that have been designated as such in writing by Lead Borrower to Agent:

1.       The Walking Company

         Wells Fargo Bank
         Santa Barbara, CA
         ABA No. 121000248
         Credit:  The Walking Company
         A/C No. 4100168079

2. Big Dogs USA, Inc.

         Wells Fargo Bank
         Santa Barbara, CA
         ABA No. 121000248
         Credit:  The Walking Company
         A/C No. 4132863689

                                  Schedule C-1
                              Revolver Commitments

===========================================================================================================
               Lender                       Revolver Commitment               Term Loan Commitment

===========================================================================================================
Wells Fargo Retail Finance, II, LLC             $47,000,000                        $3,000,000
===========================================================================================================

===========================================================================================================

===========================================================================================================

===========================================================================================================

===========================================================================================================
All Lenders                                     $47,000,000                        $3,000,000
===========================================================================================================